THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

QUANTUM SPACE FUND, LLC

A Nevada Limited Liability Company

December 2, 2025

Class C LLC membership interests

SECURITIES OFFERED	Equity in the form of LLC membership interests denominated as Class C Units.

MAXIMUM OFFERING AMOUNT:	$75,000,000 for 1,500,000 Class C Units

MINIMUM OFFERING AMOUNT:	$250,000 for 250,000 Class C Units

MINIMUM INVESTMENT AMOUNT:	$50.00 for 1 Class C Units per Investor

CONTACT INFORMATION:	Quantum Space Fund, LLC 10869 Scottsdale Rd Suite 103 #150 Scottsdale, AZ 85254 Phone: (424) 281-8626

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Quantum Space Fund, LLC (“Quantum Space,” the “Company,” the “Fund,” or the “Issuer”) is a Nevada limited liability company formed on August 6, 2025 (see Exhibit 2 - the Articles of Organization) for the purpose of raising capital funds to acquire land parcels and develop luxury stargazing glamping resorts in premier dark sky locations across the United States. The Fund plans to target the growing astrotourism market by creating ten (10) institutional-quality properties that combine luxury accommodations with astronomical experiences, primarily located within close proximity to national or state parks with over million annual visitors (individually, a “Project”, collectively, the “Projects”).

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of Class C LLC membership interests denominated as Class C units (the “Class C Units,” or in the singular, a “Class C Unit”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. (See “Investor Suitability Standards” below.)

The minimum investment amount per Investor is $50.00 in exchange for one (1) Class C Units (see “Plan of Distribution” below). Although the Company does not intend to list the Units for trading on any exchange or other trading market, it may redeem or buy back Class C Units, based upon the complete discretion of the Manager, and may provide Investors with limited liquidity for their investment in the Company. No fractional Class C Units will be issued. Once the Minimum Offering Amount has been met, the Issuer will countersign existing Subscription Agreements and continue to hold closings on an ongoing, frequent basis. (See “Securities Being Offered” below.)

The Company does not currently own any assets; therefore, returns are speculative. However, it is the Company’s intent to pay a Distributable Cash return to holders of the Class C Units in accordance with their capital contribution to the Company. The intended Class C Preferred Return is a cumulative preferred return, meaning that if it is not paid in full annually when it is due, the unpaid amount shall carry forward to the next annual period until paid in full. (See “Securities Being Offered,” below.)

The Company is managed by the Manager, Quantum Space GP Holdings, LLC, a Nevada limited liability company (“Quantum Space GP” or the “Manager”) which was formed August 4, 2025, for day-to-day management and investment decisions related to the Company. The Company’s Officer and principal of the Manager is Lucas Entler, CEO. The Company intends to use the Proceeds of this Offering to purchase properties, construct, develop, and operate the Projects.

Sales of the Class C Units pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Class C Units have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

The Company will offer Class C Units via the website invest.quantumspacefund.com (the “Platform”) on a continuous and ongoing basis. Texture Capital, Inc (“Texture Capital”), a FINRA broker-dealer, will act as the administrative broker-dealer for this Offering. Proceeds from this Offering will be held in escrow until the Minimum Offering Amount of two hundred fifty thousand dollars ($250,000) is met. The escrow account is administered by Encore Bank. As of the date of this Offering Circular, the Company has engaged KoreTransfer USA, LLC as transfer agent for this Offering. See “Plan of Distribution” below.

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Persons who purchase Class C Units will be members of the Company subject to the terms of the Operating Agreement of the Company (“Members” or in the singular a “Member”) and will hereinafter be referred to as “Investors” or in the singular an “Investor.” The Company intends to use the proceeds of this Offering (“Proceeds”) to commence operations of the Company and the development of the Project. The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for the Class C Units, and none is expected to develop. The Offering price for a Class C Unit is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Company Units on any securities market. The Manager and Affiliates will receive compensation and income from the Company and these transactions may involve certain conflicts of interest. See “Risk Factors,” “Compensation of the Manager” and “Conflicts of Interest” below.

Investing in the Class C Units is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “Risk Factors” below. There are material income tax risks associated with investing in the Company that prospective investors should consider. See “Federal Tax Treatment” below.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Class C Units immediately upon qualification of the Offering by the SEC.

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OFFERING PROCEEDS TABLE

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to the Company(3)	Proceeds to other Persons(4)
Amount to be Raised per Class C Unit	$50.00	$.50	$49.50	--
Minimum Investment Amount Per Investor	$50.00	$.50	$49.50	--
Minimum Offering Amount	$250,000	$2,500	$247,500	--
Maximum Offering Amount	$75,000,000	$750,000	$74,250,000	--

(1)	The Offering price of a Class C Unit to Investors was arbitrarily determined by the Manager.
(2)	The Company is not using an underwriter for the sale of the Class C Units. The commissions listed are those for Texture Capital, Inc., a FINRA broker-dealer, acting as a placement agent for this Offering on a best-efforts basis. Texture Capital is entitled to a one percent (1%) commission on all sales of Class C Units, up to a maximum of $750,000.00. Texture Capital is also entitled to an additional five percent (5%) commission on amounts raised as a result of Texture Capital’s direct introductions and introductory efforts, up to a maximum of $1,000,000.00. The combined maximum of all commissions Texture Capital may potentially earn is $1,750,000.00. See the “Plan of Distribution” below.
(3)	Class C Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective Officers and employees. No commissions for selling Class C Units will be paid to the Company the Manager or the Company’s or Manager’s respective Officers or employees.
(4)	There are no selling securityholders in this Offering.

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SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit 3 and should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail and control, and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company intends to operate in Scottsdale, Arizona. See “Description of the Business” below.

COMPANY INFORMATION AND BUSINESS

Quantum Space Fund, LLC is a Nevada limited liability company with a principal place of business located at 10869 Scottsdale Rd., Suite 103#150, Scottsdale, AZ 85254. Through this Offering, the Company is offering equity in the Company in the form of Class C Units on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein See “Investor Suitability Standards.”

As further described in the Offering Circular, the Company has been organized to allocate the funds necessary for the purchase of previous developed camping site land parcels or underdeveloped land sites and for the development and operations of 10 stargazing glamping sites (the “Project(s)”).

MANAGEMENT

The Company is a manager-managed limited liability company. The Manager is an Affiliate, Quantum Space GP Holdings, LLC, a Nevada limited liability company formed on August 6, 2025. All investment and operating decisions as well as the day-to-day management of all Company activity is vested in the Manager, including the Officer of the Company, Lucas Entler, the Founder.

THE OFFERING

This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of LLC membership interests, denominated into Class C Units. The Company will use the Proceeds of this Offering to acquire parcels of land, begin development and construction of Project sites, including unique accommodations like domes and observatory facilities, building essential infrastructure (water, electricity, waste management), and cover pre-launch marketing.

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SECURITIES BEING OFFERED

The Units are being offered at a purchase price of $50.00 per Class C Unit. The Minimum Investment is $50.00 for one (1) Class C Units per Investor. Upon purchase of the Class C Unit(s), a Member is granted certain rights detailed in the “Securities Being Offered” section below.

The Class C Units are non-transferrable except in limited circumstances, and no market is expected to form with respect to the Class C Units.

CLASS C PREFERRED RETURN

Class C Preferred Return means a prorated, non-compounded per annum internal rate of return of ten percent (10%) based on Class C Members’ Capital Contribution minus any return of capital from Distributable Cash or a Capital Transaction Event, if any. The Class C Preferred Return shall accrue six (6) months after deployment of funds. The Class C Preferred Return shall be paid from Distributable Cash, if at all, at times and amounts in the sole discretion of the Manager. The Class C Preferred Return is not guaranteed, meaning that the Class C Preferred Return will not be paid for any particular period if the Company does not have sufficient capital available to pay it or if the Manager in its sole discretion determines that it is in the best interests of the Company to retain such funds. Any Class C Preferred Return deficiencies will accrue and roll over to the following period.

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COMPENSATION TO MEMBERS/MANAGER

Neither the Manager nor the Members of the Company will be compensated through commissions for the sale of the Class C Units through this Offering.

The Manager is entitled to reimbursement or payment of the actual costs and expenses associated with the formation and operation of the Company, including this Offering.

Management Fee means a fee paid to Manager by Company for fulfilling management and administration duties required to effectuate improvement(s) of Company Project. For years 1-3, the Company shall pay to the Manager a fee equal to one and one-half percent (1.5%) of Gross Revenues. For years 4-7, the Company shall pay to the Manager a fee equal to one percent (1.0%) of Gross Revenues. This fee shall be payable in twelve (12) payments due to the Manager at the end of each month and calculated based on the Gross Revenues for the previous month. If after the annual accounting, the Management Fees that were paid to the Manager over the Fiscal Year are in excess of the amount actually owed to the Manager over the Fiscal Year, the Manager will have the option between (1) paying the Company the difference in dollars over one payment; or, (2) deducting the difference from the monthly Management Fee payments to Manager until the difference balance is zero.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT

The Manager was formed under the laws of the State of Nevada on August 4, 2025. The individual principal of the Manager is an experienced hospitality and technology sector professional He has successfully launched and managed multiple ventures and has expertise in marketing, operations, and capital markets. Please see the section titled “Officers And Significant Employees Of The Manager” for further information.

INVESTOR SUITABILITY STANDARDS

The Class C Units will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person purchasing Class C Units will be subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 3.

Each person acquiring Class C Units may be required to represent that he, she, or it is purchasing the Class C Units for his, her, or its own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective Investor of Class C Units may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Class C Units is an Accredited Investor, if such is claimed by the Investor.

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LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Class C Units. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Class C Units cannot be more than 10% of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the Investor’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Class C Units.

COMMISSIONS FOR SELLING Membership SHARES

The Class C Units will be offered and sold directly by the Company, the Manager, the Principals, and the employees of the Company. No commissions will be paid to the Company, Manager, Principals, or employees for selling the Units.

Texture Capital, Inc. (“Texture Capital”) is the administrative broker dealer for this offering and will charge one percent (1%) of the gross proceeds for a maximum of $750,000 from aggregate sales.

In addition to paying the one percent (1%) commission on aggregate sales the Issuer may pay Texture Capital five percent (5%) of the gross proceeds from the sale of $20,000,000 of Securities resulting from the direct selling efforts of Texture not to exceed $1,000,000 from direct sales. The maximum total sales compensation payable to Texture in connection with this Offering is $1,750,000.

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NO LIQUIDITY

There is no public market for the Class C Units, and none is expected to develop. Additionally, the Class C Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. See “Risk Factors” and “Securities Being Offered” below. The Company will not facilitate or otherwise participate in the secondary transfer of any Units. Prospective Investors are urged to consult their own legal advisors with respect to secondary trading of the Units. See “Risk Factors” below.

CONFLICTS OF INTEREST

The Manager will be entitled to distributions from the Company related to their ownership of Class A Units. Additionally, the Manager has authority and discretion over all Company decisions. Further, all voting rights of the Company granted to Members are retained by the Class A Member. See “Risk Factors” and “Conflicts of Interest” below.

COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, holding, leasing, and management of real estate property and costs and expenses associated with the disposition of real estate property.

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FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Class C Units of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Class C Units to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Class C Units pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Class C Units, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Class C Units less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Class C Units are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Interests does not represent more than 10% of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Interests are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

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(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director or executive officer, or fund of the issuer of the securities being sold, or any director, executive officer, or fund of a fund of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above.

RISK FACTORS

The Company commenced preliminary business development operations in August 2025 and is organized as a limited liability company under the laws of the State of Nevada. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations on the Projects are subject to all business risks associated with new enterprises. The likelihood of the Projects’ success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of real estate and operation of single family properties in a competitive industry. There is a possibility that the Company could sustain losses in the future.

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There can be no assurances that the Company will operate profitably. An investment in the Units involves a number of risks. Investors should carefully consider the following risks and other information in this Private Placement Memorandum before purchasing Units. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds up to seventy-five million U.S. dollars ($75,000,000.00) may be realized. Management believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plan for the acquisition and development of stargazing glamping resorts, acquire commercial real estate property, and manage secured-debt instruments. If only a fraction of this Offering is sold, or if certain assumptions contained in Company Manager’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement its business plans. Furthermore, if the funds raised through this Offering are inadequate, the percentage ownership of an Investor may be reduced in the future if the Company is required to raise additional capital through the issuance of additional units with rights and preferences as determined in the sole discretion of the Company. Lastly, if less than the Minimum Offering of two hundred and fifty thousand U.S. dollars ($250,000) is received by the Company, the Company will return all the Proceeds to the prospective Investors and thereby not retain any funds to operate or implement its business plan.

Our success depends on the services of our Chief Executive Officer, the loss of whom could disrupt our business

We depend to a large extent on the services of our founder, Mr. Lucas Entler. Given his knowledge and experience, he is important to our future prospects and development as we rely on his expertise in developing our business strategies and maintaining our operations. The loss of the service of Mr. Entler and the failure to find timely replacements with comparable experience and expertise could disrupt and adversely affect our business.

Although dependent on certain key personnel, we do not have any key person life insurance policies on any such people

We are dependent on Lucas Entler in order to conduct our operations and execute our business plan, however, we have not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Lucas Entler dies or becomes disabled, we will not receive any compensation to assist with his absence. The loss of Lucas Entler could negatively affect us and our operations.

Limited Operating History Which Makes Future Performance Difficult to Predict

The Company has a very limited operating history. You should consider an investment in Units of this Offering in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. The Company has minimal operating capital and for the foreseeable future will be dependent upon its ability to finance its operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in its bankruptcy or other event which would have a material adverse effect on the Company and its Investors. There can be no assurance that Company will achieve its investment or operating objectives.

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Investors Should Seek Their Own Independent Counsel

Investors in the Company may not have been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and Affiliates. (See “Conflicts of Interest” below.)

Company is Not Subject to Sarbanes-Oxley Regulations and May Lack the Financial Controls and Procedures of Public Companies

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes-Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations and financial conditions.

Sensitivity to General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s real estate assets, cause an increase in vacancy rates, cause a reduction in purchase prices for residential or commercial property, increase maintenance and management costs, and reduce overall demand for Company products or services. The Company has no control over these general economic conditions and changes.

Possible Fluctuations in Company Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including many factors that are not in the control of the Company. Some factors that may contribute to operating result fluctuations include, but are not limited to: purchasing patterns of active adults or the general public; camping resort amenity demands; competitive substitute-residential unit pricing; debt service requirements; debt principal-reduction payments, real estate market variances in sales prices, and capitalization rates; market rates may negatively affect property values; credit risks that property residents may default on payments; potential liabilities associated with accidents that could happen on the premises of any Company-related property; inability to obtain favorable financing; market illiquidity for Company assets; and general economic conditions. Consequently, Company revenues and expenses may vary by fiscal quarter, and the Company’s operating results may experience fluctuations.

Risks of Borrowing and Indebtedness

Since Company is likely to incur or utilize debt in the execution of the business plan, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. There is no guarantee that Company will be able to refinance outstanding indebtedness or refinance the indebtedness at terms that are advantageous or acceptable to Company. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of the Company. A judgment creditor would have the right to foreclose on any of Company’s assets resulting in a material adverse effect on its business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

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The Company may be unable to renew, repay or refinance its outstanding debt.

The Company is subject to the risk that its indebtedness will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If it is unable to refinance its indebtedness on acceptable terms, or at all, the Company might be forced to dispose of the Property on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on the Company and its ability to make distributions to our equity holders and pay amounts due on its debt.

Unanticipated Obstacles to Execution of The Business Plan

The Company’s business plan will initially focus on the development of stargazing glamping resorts and amenity needs and that may change. The Company’s primary business endeavor of developing camping sites, locations and amenities is capital intensive and may be subject to statutory or regulatory requirements. Company’s Manager believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s Manager and advisors. Manager reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as To Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company and Company’s Manager reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Manager with respect to application and allocation of the net proceeds of this Offering. Investors in the Interests offered hereby will be entrusting their funds to the Company’s Manager, upon whose judgment and discretion the investors must depend.

Control By Management and Exclusive to Manager

The Company’s Manager has full and complete managerial control on the investment decisions and day-to-day activities of the Company. Investors in this Offering will have no control in determining the investment strategies implemented by Manager, the operations or any of the day-to-day activities of the Company. The Manager may change investment strategies or operations from time-to-time at the sole discretion of the Manager without input of Investors and no assurances can be given that such a change in investment strategy or operations would not be adverse to the interests of the Investors.

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Company's Success Depends on Performance of Co-Investors, Partners, Distributors, Contractors and Suppliers

The Company will be dependent on its co-investors, corporate partners, distributors, contractors and suppliers during the execution of the business plan. The loss of or lack of performance by the Company’s co-investors, corporate partners, distributors, contractors or suppliers that provide key products or services associated with the development, construction or operation of a Company property could harm the Company's business, financial condition, cash flow and performance. In the event a project co-investor is unable to timely provide funds in accordance with any investment agreements or construction contracts, Company may be required to provide additional funds to a project or possibly lose its investment in the project if funds are not available and the project is abandoned. Similarly, in the event that a key supplier of either labor or products to the operations and development of a glamping resort were to be unable to perform their duties, Company may experience increased expenses or possibly the inability to operate until the labor or products are replaced. Loss of or non-performance of a co-investor, corporate partner, distributor, contractor or supplier may cause adverse material effect on Company operating results and financial condition. Consequently, you should not invest in the Company unless you are willing to entrust the Company Manager’s selection of co-investors and the selection and contracting of corporate partners, contractors and suppliers to provide key products and services to the Company property.

Damage to Reputation Could Negatively Impact the Company’s Business, Results of Operations and Financial Condition

The Company’s reputation and the quality of its brand, operations and property are critical to its business success. Any incident that erodes confidence in the Company’s brand, operations or property could significantly reduce the Company's value and damage its business and future business opportunities. The Company may be adversely affected by any negative publicity, regardless of its source or accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to its interests or may be inaccurate, each of which may harm its performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction. The costs to the Company to correct inaccuracies or attempt to repair any reputational damage to Company’s brand, operations or property may be significant and require expenditure over an unknown duration. Reputational damage could result in a material adverse effect on the Company’s operating results and financial condition.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire his, her or their Interests for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Units. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Interests sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Interests and no market is expected to develop. Consequently, owners of the Interests may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

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Broker Dealer Sales of Class C Units

The Company’s Class C Units are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Class C Units of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Class C Units are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Class C Units in the secondary market.

Long Term Nature of Investment in Company

An investment in the Units may be long term and illiquid. As discussed above, the offer and sale of the Units will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Units for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Units must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

No Current Market for Interests

There is no current market for the Units offered in this Offering and no market is expected to develop in the near future.

Offering Price

The price of the Units offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price of Units bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

Compliance With Securities Laws

The Units are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada securities laws, and other applicable state securities laws. If the sale of Units were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Units. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Lack Of Firm Underwriter

The Units are offered on a “best efforts” basis by the Company, Company’s Manager and the Company Manager’s Directors, Officers and employees without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, Company’s Manager or any FINRA broker-dealer, will sell the maximum Units offered or any lesser amount.

The U.S. Securities and Exchange Commission (SEC) Does Not Pass Upon the Merits of the Securities or the Terms of the Offering, Nor Does It Pass Upon the Accuracy or Completeness of any Offering Document or Literature

You should not rely on the fact that a Form 1-A, filed by the Company to the SEC providing notice of an exempt offering of securities under Regulation A of the Securities Act, is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

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Projections: Forward Looking Information

The Company’s Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on the Company Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Company’s Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Company Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales, revenues and costs are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s target market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Company’s Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition and Development of Real Estate by Manager, and Manager May be Unable to Consummate Land Acquisition or Development on Advantageous Terms, and the Developed Property May Not Perform as Expected

The Company intends to acquire, develop, and lease, operate and potentially dispose of real estate assets. The acquisition of real estate entails various risks, including the risks that the real estate assets may not perform as expected, that Company or Manager may be unable to quickly and efficiently integrate assets into its existing operations and the cost estimates for the development, construction, lease, operation or sale of a property may prove inaccurate. These risks may result in a material adverse effect on Company’s business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Reliance on Manager to Select Appropriate Property and Investment

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Company Manager’s team in the selection of an appropriate real property for acquisition or investment and the development and operation of a real estate property. Investors in the Units offered will have no opportunity to evaluate the terms of any proposed real property transactions or other economic or financial data concerning Company’s investments. Investors in the Units must rely entirely on the Manager’s knowledge, skill and ability and Manager’s Members, Officers, employees and advisors in their processes related to real property selection and investment.

Competition May Decrease Revenues, Increase Costs and Decrease Rates of Return

The Company may experience competition from other developers of glamping, hospitality and entertainment projects and other sophisticated investors in those competing real-property developers and investors. Competition may increase the costs of land, labor and materials for Company investments and decrease the potential return on investment of real estate assets developed or owned by the Company. Further, competition for suitable real property, experienced labor and building materials may increase direct- and indirect-costs to the Company while engaged in developing, constructing, repairing or maintaining real property. Competition could result in a material adverse effect on the Company’s operating results and financial condition.

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Delays in Property Development, Construction or Operations

Delays the Company and Company’s Manager may encounter in the development of glamping, hospitality, entertainment projects or commercial properties or any type of real property include government-related delay such as the permitting, inspection or certificate-of-occupancy processes; construction-related delays such as weather, adverse site conditions and material- or labor-supply disruptions; and finance-related delays such as extended due diligence processes, funding and closing procedures. Delays in initiating or completing any development or renovation project or the operations of a Company property could adversely affect the Company, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Environmentally Hazardous Property

Under various Federal, State, City and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be developed, used or businesses may be operated, and these restrictions may require additional or unanticipated expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of its property, Company may be potentially liable for such environmental-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of Company which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit Company’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, Company’s ability at any time to sell assets may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to changes in economic financial, investment or other conditions and, as a result, could adversely affect the Company’s financial condition, results of operations, and cash flows.

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Company May be Unable to Lease or Sell a Property If /When it Decides to Do So

Company Manager’s ability to lease or sell the property on advantageous terms depends on factors beyond the Company’s or Manager’s control, including but not limited to competition from other sellers and the availability of attractive financing for potential buyers of the property Company acquires. The Company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future leasing conditions or disposition of the property Company acquires, the Company cannot assure its Members that Company will be able to lease units within or sell such property at a profit in the future. Accordingly, the extent to which the Company’s Members will receive cash distributions and realize income from leasing activities or potential appreciation on Company’s real estate investments will be dependent upon fluctuating market conditions. Furthermore, Company may be required to expend funds to correct defects or to make improvements before individual units in a Company property can be leased or a Company property can be sold. Company cannot assure Members that it will have funds available to correct such defects or to make such improvements. In developing a property, Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict Company’s ability to sell a property, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Illiquidity of Real Estate Investments Could Significantly Impede Company’s Ability to Respond to Adverse Changes in the Performance of the Company

Since real estate investments are relatively illiquid, Company’s ability to promptly sell its assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a specific property or class of real property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the Company property is located. Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Company Expects to Invest in Property Operating in a Regulated Environment

Company expects to invest in properties related to and the development of stargazing glamping resorts that when being constructed, and thereafter operating, are subject to a wide range of Federal, State, and local laws and regulations. The camping locations, resort facilities and amenities in which the Company intends to invest are regulated by government entities and rules including, but not limited to, building departments and construction codes, health codes, potential food and safety inspections, zoning for observatory structures, hazardous material identification and storage, and various personnel licensing requirements. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against the Company, which may adversely impact the Company’s property, business, results of operations and financial condition.

Property Acquired by Company May Have Liabilities or Other Encumbrances

Company intends to perform appropriate due diligence for the property investments it acquires. Company also will seek to obtain appropriate representations and indemnities from the seller in respect to the property. A property the Company may acquire may be subject to uninsured liabilities or otherwise have encumbrances affecting its value. The Company may have only limited or perhaps even no recourse for any such liabilities or other problems or issues or, if Company has received indemnification from the seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, Company could be required to resolve or cure such liability or other encumbrances, and such expenses could have an adverse effect on Company’s cash flow available to meet other expenses, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

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Company’s Investments May be Subject to Risks from the Use of Borrowed Funds

Company expects at various times during business plan execution to develop or acquire real property by borrowing funds. Company may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the proceeds for further development of the Projects. In general, for any particular property, Company will expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the property, Company may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to the Company, which in turn would reduce the amount of distributions made to Investors. The incurrence of mortgage indebtedness increases the risk of loss from Company’s investments since one or more defaults on mortgage loans secured by its property could result in foreclosure of those mortgage loans by the lenders with a resulting loss of Company’s investment in the property securing the loans. For tax purposes, a foreclosure of one of Company’s properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds Company’s tax basis in the property, Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the foreclosure transaction. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

At the time a balloon payment is due, Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its property, as well as the amounts Company may be able to distribute to its Investors, including the Company, could be reduced, which in turn would reduce the amount available to the Company to distribute to Investors. If interest rates are higher when Company obtains replacement financing for its existing loans, the cash flows from its property could be materially reduced, which in turn would reduce the amount available to the Company to distribute to Investors. In some instances, Company may only be able to obtain recourse financing, in which case, in addition to the property or other investments securing the loan, the lender may also seek to recover against Company’s other assets for repayment of the debt. Accordingly, if Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of Company’s other assets. These risks from utilizing indebtedness in Company operations could result in a material adverse effect on the Company’s operating results and financial condition.

Uninsured Losses Relating to Real Property May Adversely Affect Company Performance

Company’s Manager will attempt to assure that the Company’s property is comprehensively insured (including liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that the Company’s property incurs a casualty loss which is not fully covered by insurance, the value of Company’s assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to Company. Further, Company may not have a sufficient external source of funding to repair or reconstruct a damaged or total loss of a property; there can be no assurance that any such source of funding will be available to Company for such purposes in the future. Uninsured losses to the Company property could result in a material adverse effect on the Company’s operating results and financial condition.

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Competition For Real Property Investments May Increase Costs and Reduce Company Returns

Company and Company’s Manager will experience competition for real property investments from various sources including individuals, corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Company will compete against other potential purchasers of properties of high-quality commercial properties leased to credit-worthy tenants and residential properties and, as a result of the weakened U.S. economy, there may be greater competition for the properties of the type in which Company will develop. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in Company paying higher prices to acquire and develop its property than it otherwise would, or Company may be unable to acquire a property that Company’s Manager believes meet Company’s investment objectives and are otherwise desirable investments. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

In addition, Company’s property may be located close to properties that are owned by other real estate investors and that compete with Company for tenants or buyers. These competing properties may be better located and more suitable for desirable tenants than Company’s property, resulting in a competitive advantage for these other non-Company properties. This competition may limit Company’s ability to lease its residential units or commercial space, increase its costs of securing tenants, limit its ability to charge rents and/or require it to make capital improvements it otherwise might not make to its property. As a result, Company may suffer reduced cash flow and suffer a material adverse effect on the Company’s business, operating results and financial condition.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of the Property

There is no assurance that Company’s property will be profitable or that cash from operations will be available for distribution to its Members, including the Company, which in turn may decrease the distributions the Company may be able to make to Investors. Real property, like many other classes and types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of Company real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company, including (without limitation):

1.	Changes in general or local economic conditions;
2.	Changes in supply or demand of competing real property in an area (e.g., as a result of over-building);
3.	Changes in interest rates;
4.	The promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;
5.	Condemnation and other taking of real property by the government;
6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;

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7.	Unexpected environmental conditions;
8.	Financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
9.	Changes in real estate taxes and any other operating expenses;
10.	Energy and supply shortages and the resulting increases in operating costs or the costs of materials and construction;
11.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and
12.	Imposition of unfavorable tenancy laws or government-mandated rent controls.

Environmental Regulation and Issues, Certain of Which the Company May Have No Control Over, May Adversely Impact the Company’s Business

Federal, State, City and local environmental laws, ordinances and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the use, or sale of real property. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties and may therefore adversely affect Company specifically, and the real estate industry in general. A current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Failure by Company Manager to uncover and adequately protect against environmental issues in connection with the acquisition or development of real property may subject Company to liability as the buyer of such real property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Liability for environmental issues can be imposed even if the original actions were legal and Company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of properties, Company may be potentially liable for compliance-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company. Company may also be held responsible for the entire payment of the liability if Company is subject to joint and several liability and the other responsible parties are unable to pay. Further, Company may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Insurance for such matters may not be available. This in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Americans with Disabilities Act (ADA) Compliance

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in full compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could result in a material adverse effect on the Company’s business, operating results and financial condition.

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Adverse Weather Events Could Cause Property Damage, Increase Costs or Delay Projects

Real property owned or invested in by Company may experience adverse weather events, such as but not limited to extended extreme low-temperature freezing or surface water flooding, which could cause direct or indirect damage to Company’s real estate assets or materially delay development and construction projects. Direct or indirect damage caused during adverse weather events may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company and reduce profitability or asset values. Even in the event insurance policies cover the event causing property damage or loss(es), the expense of any applicable deductible and the damage repair or loss of property use may not be fully covered by insurance, and the value of Company’s asset(s) will be reduced by any such loss(es). Company may be required to expend funds to remedy damage to real property, delay or increase cost of development or construction, or possibly abandon the development of real property. Adverse weather events could result in a material adverse effect on the Company’s business, operating results and financial condition.

Loss of Property Utilities Could Cause Property Damage and Increase Costs

Company real property may experience short-term or long-term loss of utilities such as electric, natural gas, potable water, wastewater sewer and storm sewer systems. In the event there is a loss of electric or natural gas utilities during a sustained period of below-freezing temperatures, the loss of heating systems could cause direct or indirect damage to Company’s real estate assets. Similarly, failure of a storm sewer system not owned or controlled during a high-rainfall event may cause flooding either in the vicinity of, on or inside a Company property thereby causing direct or indirect damage to the Company’s real estate assets due to flooding that may not be covered by an insurance policy. Lastly, loss of electricity for an extended period of time can shut down air-conditioning systems such that humidity levels increase and allow for the conditions conducive to mold growth. Such direct or indirect damage may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company and reduce its profitability. Insurance policies may cover the event causing property, though the expense of any deductible and the damage repair or loss of property use is not fully covered by insurance, the value of Company’s asset(s) will be reduced by any such loss(es). Loss of utilities could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Develop Harmful Mold, Which Could Lead to Liability for Adverse Health Effects and Costs of Remediating the Problem

Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the excessive moisture condition remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at the Company’s property could require Company to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. Mold-related liabilities could result in a material adverse effect on the Company’s operating results and financial condition.

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Real Estate May Contain Radon Gas, Which Could Increase Maintenance Costs or Costs of Remediation

Radon is a naturally-occurring radioactive gas caused by the degradation of uranium in soil, found in low-average concentrations in ambient air, can increase in concentration inside an enclosed structure and recognized as a cause of lung cancer. Laws regarding testing and disclosure of radon-related information known to a property owner or landlord to prospective buyers or tenants are different in, and specific to, each state. The US Environmental Protection Agency (USEPA) has set an indoor air concentration of 4.0 pCi/L as a threshold at which remedial action to lower the indoor air concentration should be instituted. While no uniform radon testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel radon testing and remediation systems where conditions require compliance. Future radon-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate May Contain Asbestos, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Many products commonly utilized in construction projects throughout the United States contained asbestos prior to manufacturing limitations and the ban on certain uses being promulgated in the 1970s and 1980s. Asbestos-containing material (ACM) product categories include, but not limited to, roofing, siding, flooring, insulation, drywall-finishing, decorative-surface finishes and heating systems. Asbestos is a health-hazard and known carcinogen with predominant exposure being through inhalation. Inhalation sources are generally recognized as the release fibers and dust from ACM during maintenance, repair and renovation activities. Property containing ACM are suitable residences and businesses when the ACM remains in good condition or encapsulated but also require additional maintenance programs and procedures to limit the potential for asbestos exposure to occupants, employees and workers.

While no uniform ACM testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel testing for the presence of ACM under certain circumstances and the USEPA provides guidance on the institution of an operations and maintenance plans for ACM where they have been identified. Demolition or renovation activities at a property that include disturbing ACM require actions of licensed professionals including health and safety protocols, remediation and proper disposal of the ACM at additional costs beyond the proposed construction activity. Future asbestos-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition. Asbestos exposure to occupants or employees at any Company property could require Company to undertake a costly remediation program to contain or remove the asbestos source from the affected property. In addition, significant exposure to asbestos could expose Company to liability from its tenants, Company employees, employees of tenants and other third parties if property damage or health concerns arise. Asbestos-related property management, remediation, liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry in Which the Company Operates, its Operations, and its Profitability

Terrorist attacks may harm Company’s results of operations and indirectly a Class A interest investment. There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property Company owns or that secure its loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in Company’s property due to the adverse effect on the economy and thereby reduce the value of Company’s property, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

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Company Will be Subject to Risks Related to the Geographic Location of the Property it Develops, Operates or Makes Investments

Company intends to develop, improve, lease, and eventually sell the real estate asset. If the commercial or residential real estate markets or general economic conditions in the geographic area of a Company property declines, Company may experience a greater rate of default by tenants on their leases with respect to properties in this area and the value of the properties in the geographic area could decline. Any of these events could materially adversely affect the Company’s business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know and identify all risks to the Company which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of Affiliates, the Company or the Manager; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions; or (v) the presence, availability, or discontinuation of real estate and/or housing incentives.

The Company’s Development and Growth Strategy Depends on its Ability to Fund, Develop and Open New Glamping Venues and Operate Them Profitably.

A key element of the Company’s growth strategy is to develop and open stargazing glamping venues. The Company has identified a number of locations for potential future glamping venues and is still in the process of analyzing the locations and specifically acquiring locations. The Company’s ability to fund, develop and open these venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

•	Find quality locations;
•	Reach acceptable agreements regarding the lease or purchase of locations, and comply with our commitments under our lease agreements during the development and constructions phases;
•	Comply with applicable zoning, licensing, land use, and environmental regulations;
•	Raise or have available an adequate amount of case or currently available financing and mortgage terms for construction and opening costs;
•	Adequately complete construction for operations;
•	Timely hire, train, and retrain the skilled management and other employees necessary to meet staffing needs;
•	Obtains, for acceptable cost, required permits and approvals, notably zoning for observatory structures; and
•	Efficiently manage the amount of time and money used to build and open each new venue.

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If the Company succeeds in opening stargazing glamping facilities on a timely and cost-effective basis, the Company may nonetheless be unable to attract enough visitors or customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and other resort options might not appeal to them and the Company may face competition from other resorts and leisure venues.

Success in the Hospitality, Glamping and Stargazing Industry is Highly Unpredictable and There is No Guarantee the Company’s Content will be Successful in the Market.

The Company’s success will depend on the popularity of its hospitality, glamping and skygazing facilities. Consumer tastes, trends and preferences frequently change and are notoriously difficult to predict. If the Company fails to anticipate future consumer preferences in the hospitality, glamping and skygazing business, its business and financial performance will likely suffer. The Company may not be able to develop facilities that will become profitable. The Company may also invest in facilities that end up losing money. Even if one of its facilities is successful, the company may lose money in others.

Changes in consumer financial condition, leisure tastes and preferences, particularly those affecting the popularity of family resorts, and other social and demographic trends could adversely affect its business. Significant periods of restricted travel or group gatherings, such as Covid-19 or similar circumstances, could result in situations where facilities usage is below historical levels would have a material adverse effect on its business, results of operations and financial condition. If the company cannot attract patrons, retain its existing resident, its financial condition and results of operations could be harmed.

Our Business will be Adversely Affected if We are Unable to Attract and Retain Talented Employees, including Sales, Technology, Operations, and Development Professionals.

Our business operations require highly specialized knowledge of hospitality management and technical skills. If we are unable to retain the services of talented employees, including executive officers, other key management and sales, technology, operations, and development professionals, we would be at a competitive disadvantage. In addition, recruitment and retention of qualified staff could result in substantial additional costs. The loss of the services of one or more of our executive officers or other key professionals or our inability to attract, retain and motivate qualified personnel, could have a material adverse effect on our ability to operate our business.

Operational Risks, such as Misconduct and Errors of our Employees or Entities with Which We Do Business, Are Difficult to Detect and Deter and Could Cause Us Reputational and Financial Harm.

Our employees and service providers could engage in misconduct which may include conducting in and concealing unauthorized activities, improper use or unauthorized disclosure of confidential information. It is not always possible to deter misconduct by our employees, and the precautions we take to prevent and detect this activity may not be effective in all cases. Our ability to detect and prevent errors or misconduct by entities with which we do business may be even more limited. Such misconduct could subject us to financial losses or regulatory sanctions and materially harm our reputation, financial condition and operating results.

Negative Publicity Could Damage Our Business.

Developing and maintaining our reputation is critical to attracting and retaining customers and investors and for maintaining our relationships with our regulators.

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Negative publicity regarding our Company or our key personnel, whether based upon fact, allegation or perception and whether justified or not, could give rise to reputational risk which could significantly harm our business prospects.

General Global Market and Economic Conditions May Have an Adverse Impact on the Company’s Operating Performance, Results of Operations and/or Cashflow

The Company may be affected by general global economic and market conditions. Challenging economic conditions worldwide have from time to time contributed, and may continue to contribute, to slowdowns in the global economy at large. Weakness in the economy could have a negative effect on the Company’s business, operations, and financial condition, including decreases in revenue and operating cash flow, and inability to attract future equity and/or debt financing on commercially reasonable terms. Additionally, in a down-cycle economic environment, the Company may experience the negative effects of a slowdown. Suppliers on which the Company relies could also be negatively impacted by economic conditions that, in turn, could have a negative impact on the Company’s operations or expenses. There can be no assurance, therefore, that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant, adverse impact on the Company’s business, financial condition and results of operations. Any such circumstances would then correspondingly negatively impact the functionality, liquidity, and/or trading price of our securities

Potential Conflicts of Interest

Principal of the Manager of the Company is also owner and manager of the Company’s Affiliates. (See “Affiliates” below). The Manager and Principal are permitted to devote their time to these Affiliates to the detriment of the Company if deemed reasonable or necessary by the Manager and Principals. See also “Conflicts of Interest” below.

COVID-19 and Future Pandemics

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization (“WHO”) declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. On May 5, 2023, the WHO declared Covid19 is now an established and ongoing health issue which no longer constitutes a public health emergency. The final impacts of the outbreak, and economic consequences, are unknown and still evolving. The Covid19 health crisis adversely affected the U.S. and global economy, resulting in an economic downturn. A similar new pandemic occurrence could impact demand for the Company’s services. The future impact of the outbreak remains highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus or other rapidly transmitted viruses.

Property Developed by Company may be Subject to Changes in Governmental Rules and Regulations

Changes in governmental rules and regulations or enforcement policies affecting the development, use or operation of the Company’s property, including changes to building, fire or health and safety codes, may occur which could have adverse consequences to Company and Company property. Changes in government policies could result in a material adverse effect on the Company’s operating results and financial condition.

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Company could be Negatively Impacted by Cyber Security Threats, Attacks and Other Disruptions.

The Company may face advanced and persistent attacks on our information infrastructure where it manages and stores various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that it produces or procures from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could materially adversely affect the Company’s business, results of operations and financial condition.

Tax Risks to Investors Due to Company Structure and Designations

There are a number of substantial federal income tax risks relating to the intended business of Company and which affect the advisability or suitability in investing in Units of this Offering. Any prospective purchaser of the Units should review the Operating Agreement in detail with their own tax advisors to understand the effects of the terms defined therein. No rulings have been sought from the Internal Revenue Service (IRS) with respect to any tax-related matters and each potential Investor should consult his, her or the entity’s own tax advisor as to the relevant tax considerations and as to how those considerations may affect any investment and to determine whether an investment in Company is a suitable investment for that person or entity. Set forth below are some of the tax risks relating to an investment in Company and this list is intended to be informative through not all-inclusive regarding tax-related matters. POTENTIAL INVESTORS ARE NOT TO CONSTRUE ANY OF THE CONTENTS OF THIS OFFERING CIRCULAR AS TAX ADVICE AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS RELATING TO AN INVESTMENT IN COMPANY.

Significant and fundamental changes in the federal income tax laws have been made in recent years and additional changes are likely in the future. Any such change may affect Company and the Members. Moreover, judicial decisions, regulations, or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Company.

Treasury Regulations under Section 7701 of the Internal Revenue Code of 1986, as amended provide that a domestic business entity, other than a “corporation,” may elect whether to be treated as a partnership or an association (taxable as a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2(b) defines “corporations” to include corporations denominated as such under applicable law, associations (that elect to be classified as such), joint stock companies, insurance companies, and other business entities, not including partnerships. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the Company, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. Company will not elect to be treated as an association nor taxable as a corporation for federal income tax purposes.

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The proper federal income tax treatment of all Company items will be determined at the member level. Adjustments, if any, resulting from a Company audit will result in corresponding adjustments of Company items reflected on the Members’ own tax returns. In addition, a Member will be designated as the “Tax Matters Member,” in the Operating Agreement and, as such, has primary responsibility for member level matters involving the IRS, including the power to extend the statute of limitations for all members as to Company items.

Each Investor/member must include in his, her or the entity’s gross income for federal income tax purposes his distributive share of Company’s income. Such income is subject to taxation without regard to whether any cash or property is distributed to such member. Taxable income may exceed distributable cash because of differences in timing and possible expenditure of cash for nondeductible items. Taxable income also may exceed distributable cash because of amounts paid by Company to lenders to repay principal on any Company borrowings.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
4.	The investment will not impair the liquidity of the trust, plan or IRA;
5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;
6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

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DILUTION

One million five hundred thousand (1,500,000) Class C Units of the Company are authorized and unissued prior to this Offering. The Manager of the Company intends to offer Class C Units at the offering price of $50.00 per Class C Unit once the Offering is qualified by the SEC.

All one thousand (1,000) Class A Units of the Company are authorized and issued to the Manager of the Company, Quantum Space GP Holdings, LLC. Class A Units are not offered to the public in this Offering.

All one thousand (1,000) Class B Units of the Company are authorized and issued to the Quantum Space Founders Club, LLC. Class B Units are not offered to the public in this Offering.

The Company may engage in other financings including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Class C Units through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to invest.quantumspacefund.com (the “Portal”) to invest. The Company has engaged Texture Capital, Inc. (“Texture Capital”), an independent FINRA broker-dealer to assist with the Class C Unit sales in exchange for a 1% commission fee on the aggregate Class C Unit sales and an additional 5% commission fee for sales resulting from Texture Capital direct introductions or introductory efforts.

The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Class C Unit sales will be provided to the Company, the Manager, the members, any Officer, or any employee of the Company or the Manager, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The Company will not limit or restrict the sale of the Class C Units during this 12-month Offering. No market exists for the Class C Units and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the securities to be offered.

The Company, Manager, Officers, members, and employees of the Company and Manager are primarily engaged in the Company’s business of real estate development and management, and none of them are, or have ever been, brokers nor dealers of securities in the United States. The Company, Manager, Officers, members, and employees of the Company and Manager will not be compensated in connection with the sale of securities through this Offering. The Company believes that the members, Manager, Officers, and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no member, Manager, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no member, Manager, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no member, Manager, Officer, or employee is an associated person of a broker or dealer; (4) the members, Manager, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no member, Manager, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Manager, Officer, or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

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Texture Capital has agreed to act as placement agent to assist in connection with this Offering. Texture Capital is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Texture Capital has agreed to use their best efforts to arrange for the sale of the Class C Units offered through this Offering Circular. In addition to the commissions paid on aggregate sales, the Company may pay Texture Capital five percent (5%) of the Gross Proceeds from the sale of up to $20,000,000 in Class C Units, resulting from the direct selling efforts of Texture Capital not to exceed $1,000,000.

The Maximum Compensation for Texture Capital is $1,750,000 (up to $750,000 for broker of record sales and up to $1,000,000 for sales resulting from the direct broker dealer selling efforts).

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download twenty-four (24) hours per day, seven (7) days per week on the Company’s website at invest.quantumspacefund.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Texture Capital in connection with this Offering by the Company:

	Price Per Class C Unit	Total Offering
Public Offering Price	$50.00	$75,000,000
Placement Agent Commissions	$.50 per Unit	$750,000
Proceeds, Before Expenses	$75,000,000	$74,250,000

Other Terms

Texture Capital has also agreed to perform the following services in exchange for the compensation discussed above:

i.	Act as the Broker of Record for SEC Form 1-A, FINRA Rule 5110 filing.
ii.	Assist with use of the Client Platform website where potential and current Investors begin the process of on-boarding/investing by entering their interest, required personal information and review and sign all Offering related documentation.
iii.	Review of the Client Platform and other marketing materials to advise on compliance with applicable securities regulations.

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iv.	Coordination with the registered transfer agent, escrow agent, and legal partners of the Company.
v.	Direct Sales of the Offering to prospective investors.
vi.	Performing AML/KYC checks on all Investors.
vii.	Providing other financial advisory services normal and customary for Regulation A and offerings as may be mutually agreed upon by Texture and the Issuer.

The Company agreed to compensate Texture Capital with a one-time consulting fee (the “Consulting Fee”) amounting to $8,000. The Consulting Fee will cover expenses anticipated to be incurred by the firm such as due diligence expenses, working with the Issuer’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

The Issuer will be responsible for all FINRA filing fees associated with the Offering (“Filing Fees”). The Filing Fees are estimated to be $11,750, comprising the one-time FINRA standard document fee ($500), plus 0.015% of the proposed maximum aggregate offering of $75,000,000 ($11,250).

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The Company plans to raise funds to acquire parcels of land and to develop luxury stargazing glamping resorts in premier dark sky locations across the United States.

	Minimum	50%	75%	100%
1. Class C Units	5,000	750,000	1,125,000	1,500,000
2. Gross Proceeds	$250,000	$37,500,000	$56,250,000	$75,000,000
3. 1. Selling Commissions and Fees	$2,500	$375,000	$562,500	$750,000
4. Net Proceeds	$247,500	$37,125,000	$55,687,500	$74,350,000
5. 2. Property Acquisitions – Existing Operations	$100,000	$15,000,000	$22,500,000	$30,000,000
6. 3. Ground-up Development	$83,250	$12,487,500	$18,731,250	$25,000,000
7. 4. Property Improvements & Equipment	$26,750	$4,012,500	$6,018,750	$8,000,000
5. Marketing & Brand	$6,750	$1,012,500	$1,518,750	$2,000,000
6. Technology Platform	$10,000	$1,500,000	$2,250,000	$3,000,000
7. Staffing & Operations	$10,000	$1,500,000	$2,250,000	$3,000,000
8. Insurance & Professional Fees	$7,500	$1,125,000	$1,687,500	$2,250,000
9. Working Capital & Reserves	$3,250	$487,500	$731,250	$1,000,000
TOTAL	$247,500	$37,125,000	$55,687,500	$74,350,000

The Company intends to raise Offering proceeds to engage in the following activities:

1.	Selling Commissions and Fees: The Company intends on paying selling commissions or fees in the amount equal to one percent (1%) to Texture for all capital raised through this Offering and potentially five percent (5%) for capital raised through the direct sales efforts of Texture for a total potential compensation amount for direct sales not to exceed $1,750,000

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2.	Property Acquisitions – Existing Operations: includes purchase of land development of existing camping sites, land parcel renovation and common area improvements. The Company plans to conduct due diligence review procedures prior to acquiring developed sites including environmental site assessments, receiving property condition reports and market studies, and engaging legal review. Transaction costs for existing site acquisition include the titles and surveys, appraisals, acquisition fees, escrow and closing costs, transfer of taxes, activation of property insurance policies, rebranding costs and staff retention.

3.	Ground-up Development: includes purchase of raw land parcels and development of land parcel into operational glamping sites. In order to review, conduct acquisition, and engage development, the Company plans to perform environmental assessments, geotechnical studies, receive surveys and boundary delineations, and receive title, escrow and entitlements. The undeveloped parcels of land will require site design, such as architectural, engineering, observatory site, and landscaping. It will also require permits and impact fees, such as building, utility connection, and environmental. Once a ground up development site is acquired a large portion of anticipate costs are hard core costs for site development, infrastructure design and vertical construction, including the individual glamping units, an observatory building, lodge or reception building, food and beverage facilities, spa and wellness building, and maintenance facilities.

4.	Property Improvements & Equipment: includes dark sky procedural upgrades, such as lighting conversion, observatory installation, and landscape modifications, insertion of astronomical equipment, wellness and recreational equipment, and furnishings and operations.

5.	Insurance & Professional Fees: includes costs property and liability insurance policies, due diligence expenses, environmental assessments, property condition reports, fees associated with being a Regulation A reporting company for the next twelve (12) months, and accounting and legal fees.

6.	Marketing & Brand: includes brand development, loyalty program development, national advertising campaign, digital marketing, partnership developments, public relations, and participation in trade shows and events.

7.	Technology Platform: includes development of Project management technology systems, including a property management system, a multi-property booking and reservation system, a telescope booking system, network infrastructures and cybersecurity systems.

8.	Staffing & Operations: includes compensation for team members such as executives, property management, astronomy staff, operations staff, and food and beverage staff, and costs associated with recruiting and training onboarding staff members, providing assistance to staff housing, and insurance.

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9.	Working Capital: The Manager will be reimbursed for actual operating expenses related to the operations of the Company. These expenses will be used to generate inventory for the Projects, such as food and beverage items, retail and supplies for the glamping sites. Marketing reserves will be held to launch marketing campaigns for activation of each individual Project and contingent reserves will be held to process debt payments if financing is obtained.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

Summary

Quantum Space Fund, LLC (“Quantum Space Fund,” “Quantum,” the “Company,” the “Fund,” the “Issuer,” “we,” “us,” or “our”) is a Nevada limited liability company formed in August 2025 to develop and operate a premier portfolio of luxury glamping resorts that uniquely combine outdoor hospitality with world-class astronomy experiences. The Fund represents the first institutional-scale investment vehicle dedicated to the convergence of the $6 billion annual astrotourism market and the $3.2 billion domestic luxury camping sector.

The Fund plans to raise $75 million through a Regulation A offering to acquire, develop, and operate ten strategically located properties across the United States. Each Project will feature luxury glamping accommodations integrated with professional-grade stargazing facilities, creating a unique hospitality concept that commands premium nightly rates while serving the rapidly growing astrotourism and luxury outdoor hospitality markets.

Led by Calvanta LLC and founder Lucas Entler, alongside construction legend Mark Caspers and investor relations specialist Shannon Ritch, the Fund plans to acquire and develop 10 luxury stargazing resorts in premier dark sky locations across the United States (in the aggregate, the “Projects” and each resort of such Projects, individually a “Project”).

Mission

The Company’s focus is to create the premier portfolio of luxury stargazing glamping resorts in North America, capitalizing on the convergence of astrotourism growth, outdoor hospitality trends, and the increasing scarcity of dark sky locations. Through strategic acquisitions and purpose-built developments, Quantum will establish the definitive brand in experiential astronomy hospitality.

STARGAZING PROJECTS

The Company will engage primarily in the business of acquiring real properties throughout the United States primarily in the form of existing camp resort plots or substantially undeveloped land and develop luxury stargazing glamping resorts.

The Projects are the Company’s plan to develop 10 proposed glamping resorts, situated near national or state parks, ideally, and individually, receiving over one million annual visitors, and focus on dark sky certification and sustainable tourism practices. The Company will purchase the land and manage the zoning, entitlement, design, construction and operation of the planned facilities.

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Geographic Target

The Company’s selection of parcels for projected Project sites involves focusing on land acquisition efforts in specific areas with characteristics that align with its intended use, including:

•	Proximity to National/State Parks: Within 30 minutes driving distance
•	Park Visitor Volume: Minimum 1 million annual visitors
•	Dark Sky Quality: Bortle Scale Class 3 or better
•	Dark Sky Certification: Current certification or clear path to achieve
•	Year-Round Access: Properties accessible in all seasons

Geographic Market Overview: Arizona Travel and Tourism Market

Arizona is our initial target market for very clear reasons. The state boasts a rich tapestry of natural wonders and opportunities to develop warm hospitality, including nineteen certified dark sky locations, proximity to the Grand Canyon, a national park boasting nearly six million visitors a year, major metropolitan areas, such as Phoenix, and an estimation of over 285 annual clear sky nights. The travel and tourism industry plays a significant role in Arizona’s economy, contributing to population growth and infrastructure development.

Portfolio Development Strategy

Property Portfolio Overview

The Fund will develop a geographically diversified portfolio of 10 premier astrotourism resorts consisting of:

•	5 Ground-Up Developments: Purpose-built luxury glamping resorts with integrated astronomy facilities; and
•	5 Strategic Acquisitions: Existing glamping or outdoor hospitality properties to be enhanced with dark sky amenities.

Strategic Location Criteria

All properties will be located in or near:

•	National Parks and State Parks with high tourism traffic;
•	International Dark Sky Association certified or eligible areas;
•	Major tourism corridors with established visitor patterns;
•	Destinations with minimal light pollution and exceptional night sky viewing; and
•	Markets with year-round or extended seasonal appeal.
•	Bortle Scale Class 3 sky quality or better - target properties must meet or exceed this requirement

To meet dark sky certifications requirements from organizations like Dark Sky International, the Company must adhere to strict outdoor lighting standards that reduce light pollutions, including the use of fully shielded and downward-pointing fixtures, low color temperature lighting, and controls like timers, and motion sensors for pathways. The Company has a commitment to public education programs about dark sky preservation plans to submit annual reports to adhere to sky quality measurements and lighting inventory updates to maintain certification.

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TARGETED PROPERTY LOCATIONS

Target Markets Under Evaluation

•	Sedona, Arizona: Strategic location serving 3+ million annual Sedona visitors; 45-minute drive from Flagstaff, 2 hours from Phoenix
•	Flagstaff, Arizona: Gateway to Grand Canyon National Park (80 miles), established dark sky ordinances and community support
•	Golden Valley, Arizona: Captures portion of 6+ million annual Grand Canyon visitors

Priority Locations Being Evaluated:

•	Wickenburg, Arizona: Historic western town, dark skies, Phoenix proximity
•	Yellowstone Region, Wyoming/Montana: 4+ million annual visitors, pristine skies
•	Yosemite Gateway, California: World-renowned park with 5+ million visitors
•	Sonoma/Napa Valley, California: Wine country tourism, luxury travel market
•	Shenandoah Valley, Virginia: East Coast dark sky access, DC/Baltimore markets
•	Big Bend Region, Texas: International Dark Sky Park, emerging tourism
•	Moab, Utah: Adventure tourism hub, exceptional night skies
•	Joshua Tree, California: Desert stargazing, Los Angeles market access

IMPLEMENTATION TIMELINE

Q4 2025: Launch Phase

•	Digital platform launch
•	Initial PR campaign

Q1 2026: Acceleration Phase

•	Property 1 construction starts
•	Influencer partnership activation
•	Major media placements

Q2 2026: Scaling Phase

•	$50M capital raise target
•	Property 2 acquisition
•	Institutional investor outreach
•	First property pre-bookings

Q3 2026: Momentum Phase

•	Property 1 soft opening
•	Investor appreciation events
•	2027 expansion planning

BARRIERS AT ENTRY

Quantum Fund faces moderate entry barriers primarily centered on specialized operational expertise rather than capital constraints:

Site Selection Expertise: Properties must meet stringent dark sky requirements (Bortle Scale Class 3 or better) while maintaining proximity to population centers and tourist corridors. This dual requirement significantly limits available sites.

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Regulatory Complexity: Development requires 6-12 month approval processes spanning environmental assessments, zoning variances, and dark sky certification compliance.

Specialized Knowledge Requirements: According to Dark Sky International, a company developing a dark sky glamping site must possess specialized knowledge in environmental conservation, particularly regarding light pollution reduction, and also understand guest education and outreach regarding night sky preservation. The Company plans for the following:

•	Astronomy Programming: Expert-level knowledge in telescope operation, celestial navigation, astrophotography techniques, and educational program development;
•	Technical Systems: Integration of specialized equipment including research-grade telescopes, tracking mounts, imaging systems, and planetarium software;
•	Guest Experience Design: Unique expertise combining luxury hospitality with scientific education and outdoor adventure programming; and
•	Dark Sky Preservation: Ongoing management of light pollution, community relations, and certification maintenance.

These barriers create a defensible market position as competitors may not easily replicate the combination of prime dark sky real estate holdings, institutional-quality astronomy programs, established vendor relationships with specialized equipment suppliers, and trained staff with dual expertise in hospitality and astronomy.

COMPREHENSIVE RESORT AMENITIES

The Company’s development of projected Project sites involves focusing development of unique and innovative glamping site amenities that align with its intended use, including

Core Astronomy Experiences

The unique astrotourism intention of Projects focuses on:

•	Professional Observatory Facilities: Each property will feature climate-controlled observatory domes with research-grade telescopes;
•	Astrophotography Stations: Dedicated platforms with tracking mounts for serious photographers;
•	Planetarium/Education Centers: Indoor facilities for daytime programs and weather contingencies;
•	Guided Stargazing Programs: Nightly tours led by trained astronomy educators;
•	Private Telescope Rentals: High-quality equipment available for individual use; and
•	Dark Sky Certification: All properties will be pursuing International Dark Sky Park designation.

Luxury Glamping Accommodations

The planned development layout of Projects include:

•	Premium Glamping Structures: Estimated 400-1,500 sq ft units with solid flooring, climate control, and luxury finishes;
•	Quantum Signature Structures: Curated selection and positioning of glamping units exclusive to Quantum Space Fund properties, featuring innovative architectural elements optimized for stargazing with retractable roofs and panoramic glass walls;
•	Luxury Treehouses: Elevated structures ranging from 400-1,000 sq ft with spiral staircases and wraparound decks for 360-degree sky views;

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•	Restored Airstreams: Vintage aluminum trailers (250-350 sq ft) completely renovated with modern luxury amenities and custom skylights;
•	Geodesic Domes: 600-800 sq ft transparent ceiling panels for unobstructed night sky viewing from bed; and
•	Observatory Suites: 1,200-1,500 sq ft premium accommodations with private telescope access and dedicated astronomy decks.

Wellness & Relaxation Amenities

A majority of Projects plan to feature:

•	Private Hot Tubs: Japanese-style soaking tubs positioned for stargazing;
•	Cold Plunge Pools: Scandinavian-inspired contrast therapy facilities;
•	Spa Services: Massage therapy, meditation gardens, sound baths;
•	Yoga Platforms: Outdoor spaces for sunrise/sunset sessions;
•	Infinity Pools: Select properties with heated pools and dark sky views; and
•	Saunas & Steam Rooms: Nordic-style wellness facilities.

Culinary & Social Experiences

Food and beverage services of Projects plan to include:

•	Farm-to-Table Restaurants: Locally sourced dining with seasonal menus;
•	Craft Cocktail Bars: Astronomy-themed beverages and small plates;
•	Outdoor BBQ Pavilions: Private grilling stations at each accommodation;
•	S'mores Fire Pits: Communal gathering spaces with traditional camping treats;
•	Wine & Stargazing Events: Curated tastings paired with celestial observations; and
•	Coffee Roasteries: Artisan coffee bars for early risers and night owls.

Recreation & Adventure Activities

In addition to stargazing features, the planned activity amenities of Projects include:

•	Mountain Biking Trails: Maintained single-track and flow trails;
•	Hiking Networks: Guided and self-guided trails to scenic viewpoints;
•	Pickleball Courts: Lighted courts for America's fastest-growing sport;
•	Disc Golf Courses: 9-18 hole courses integrated into landscape;
•	Kayaking/Paddleboarding: Available on Projects with available water features;
•	Rock Climbing Walls: Natural or constructed climbing facilities;
•	Archery Ranges: Traditional and 3D target courses;
•	Horseback Riding: Partnerships with local stables for trail rides;
•	Electric Bike Rentals: E-bike fleets for exploring surrounding areas;
•	Fishing Programs: Fly fishing instruction and guided excursions;
•	Nature Photography Workshops: Led by professional photographers; and
•	Geocaching Adventures: GPS-based treasure hunting activities.

Family & Educational Programming

A variety of clients are expected and numerous programming plans are considered for development, including:

•	Junior Astronomer Programs: STEM education for children;
•	Night Sky Photography Classes: Technical instruction for all levels;
•	Constellation Storytelling: Cultural astronomy and mythology;

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•	Solar Observation: Safe daytime telescope viewing of the sun;
•	Meteor Shower Parties: Special events during celestial phenomena;
•	School Field Trips: Educational packages for student groups; and
•	Scout Programs: Astronomy badge achievement workshops.

Technology & Guest Services

Technology services include:

•	Mobile App Integration: Booking, wayfinding, and activity scheduling;
•	Digital Concierge: AI-powered guest service platform;
•	Augmented Reality Sky Maps: Interactive constellation identification;
•	High-Speed WiFi: Starlink or fiber connectivity throughout;
•	Electric Vehicle Charging: Tesla and universal charging stations; and
•	Drone Photography Services: Professional aerial photography/videography.

DAY-TO-DAY OPERATIONS OVERVIEW

The operations of our glamping sites, comprising amenities detailed above, are designed to deliver exceptional experiences to our patrons while ensuring smooth and efficient functioning on a daily basis. Our approach to operations is centered around providing high-quality service, hospitality, comprehensive satisfaction to enhance customer experiences, and creating a welcoming atmosphere for guests to enjoy.

Daily Operations

Morning: On a typical day, our glamping sites plan to operate with a structured approach to ensure seamless service across all areas. The day will ultimately begin with a complete walk through and inspection of all guest areas and accommodations, over check of HVAC, lighting, telescope equipment, and technology systems, organization of guest communications, and a morning staff briefing to provide updates on daily priorities, guest preferences and any operational updates.

Afternoon: Throughout the day, our staff team plan is to work diligently to set up accommodations and personalized welcome amenities, coordinate astronomy programming and outdoor experience management, gather listings to act as concierge to provide guests with local recommendations such as restaurants or exploration activities, and conduct random accommodation inspections and service standards verifications.

Evening: As the day progresses into the evening, the ambiance of our site transitions to accommodate the night sky focus, including outdoor atmospheric amenities such as campfire preparation, evening refreshments and comfort services. Meanwhile, the lighting management team would prepare for implementation of dark sky compliant lighting protocols and engages telescope set up and guided stargazing experiences.

Throughout the day, our dedicated operations team oversees all aspects of the establishment, ensuring compliance with safety regulations, security protocols, hospitality coordination, activity planning and astronomy logistics, and addressing any customer inquiries or concerns promptly and professionally.

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DUE DILIGENCE

The Company plans to engage a comprehensive due diligence checklist to serve as a standardized framework for evaluating all potential property acquisitions and development opportunities for Quantum Space Fund. Each item must be completed and documented, at an estimated 45-60 day timeline, before approval. The checklist covers critical areas including legal structure, financial analysis, environmental assessment, operational feasibility, and dark sky certification potential.

Title and Ownership Verification involves confirming the legal ownership of a property and ensuring a clear title before acquisition occurs, including:

•	Current owner's deed and chain of title review (minimum 40 years)
•	Title insurance commitment obtained from qualified underwriter
•	Boundary survey by licensed surveyor (less than 12 months old)
•	Easement and right-of-way analysis with legal counsel review
•	Outstanding liens, encumbrances, and judgment search
•	Mineral rights and subsurface rights verification
•	Water rights documentation and transferability analysis

Zoning and Land Use Compliance encompasses the rules and regulations that govern how the land can be used and developed with a specific area, including:

•	Current zoning classification and permitted use verification
•	Special use permits and conditional use permits status
•	Building height, density, and setback requirement compliance
•	Future zoning or land use plan changes affecting property
•	Historic district or landmark designation review
•	Short-term rental and hospitality licensing requirements

Environmental Assessments focus on evaluating the potential impacts of proposed Project on the surrounding environment, including:

•	Phase I Environmental Site Assessment (ESA) by qualified consultant
•	Phase II ESA if recommended by Phase I findings
•	Wetlands delineation and Army Corps of Engineers consultation
•	Endangered species habitat assessment and consultation
•	Flood zone determination and flood insurance requirements
•	Soil composition and percolation testing for septic systems
•	Air quality analysis and noise level assessment

Dark Sky Certification Analysis requires collaboration between application participants and certifiers, with a focus on preserving and protecting the quality of the night sky, including:

•	Baseline sky quality measurement using Sky Quality Meter (SQM)
•	Light pollution assessment and nearby source identification
•	International Dark Sky Association (IDA) pre-certification consultation
•	Local lighting ordinance review and compliance requirements
•	Future development impact on sky quality analysis
•	Observatory and telescope installation feasibility assessment

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Utility Access and Capacity analysis is a crucial process involving the evaluation of existing utility services and their ability to support the development of the proposed Project sites, including:

•	Electric utility service availability and capacity verification
•	Water supply source, quality testing, and flow rate analysis
•	Wastewater treatment options (septic vs. municipal systems)
•	Natural gas availability and connection feasibility
•	Telecommunications and high-speed internet service verification
•	Renewable energy potential (solar, wind) assessment

Access and Transportation analysis is to understand how people, and significantly important items, can reach desired destinations, focusing on items such as:

•	Road access rights and maintenance responsibility verification
•	Emergency vehicle access and fire department approval
•	Year-round accessibility and weather impact analysis
•	Distance and drive time to nearest airports and major highways
•	Public transportation availability and guest transfer options

Property Valuation and Financial Review are the procedures to determine a property's market value and the property's financial performance and investment potential, including:

•	Independent third-party appraisal by MAI certified appraiser
•	Comparative market analysis of similar hospitality properties
•	Historical property tax assessments and projected increases
•	Insurance cost estimates for property and liability coverage
•	Development cost estimates from qualified contractors
•	Operating expense projections based on comparable properties

Market and Tourism Analysis serves the purpose of understanding the travel and tourism landscape to make informed decisions, analyzing data on customer behavior and trends within the industry to mitigate risks and improve potentials or performance, including:

•	Tourism volume and trends for nearest National/State Parks
•	Competitive analysis of existing lodging within SO-mile radius
•	Seasonal tourism patterns and revenue optimization potential
•	Astrotourism market size and growth projections for region
•	Economic impact of nearby attractions and events
•	Future tourism development plans for surrounding area

Development and Construction Feasibility analysis is to assess the viability of a proposed Project before significant resources are committed and help determine if a proposed Project site is realistically achievable, taking into account various factors such as:

•	Site plan and preliminary design by licensed architect
•	Building permit and approval timeline assessment
•	Construction timeline and critical path analysis
•	Local contractor availability and capability assessment
•	Material and labor cost escalation risk analysis
•	Weather and seasonal construction impact evaluation

Operational Requirements reviews the specific conditions and satisfaction of specific needs, ensuring a potential Project site translates in to concrete and actionable potentials, including:

•	Staffing requirements and local labor market analysis
•	Management and maintenance service provider availability
•	Guest capacity and accommodation unit optimization

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•	Food service and catering operation feasibility
•	Activity programming and astronomy equipment requirements
•	Technology infrastructure for guest services and operations

Italicized items are critical and high priority and must be completed and reviewed prior to recommendation for acquisition. The additional items should be addressed when feasible or potentially material.

COMPETITION

The luxury stargazing resort segment remains highly fragmented with no dominant institutional player. Most competitors are single-property operators lacking the scale, technology, and capital to create a premium brand experience. Very few focus directly on astronomy programs and many offer luxury modern glamping amenities but provide limited stargazing.

Quantum Space Fund Competitive Advantages

•	First Mover: The Company actively plans to be the first institutional-scale operator combining luxury glamping with professional astronomy.
•	Premium Positioning: The Company seeks AAA sites in high-traffic tourism corridors with dark sky access.
•	Diversified Revenue: Quantum’s Projects provide an extensive list of revenue inducing items including accommodations, food and beverage, astronomy programs, retail, events, and a loyalty program.
•	Barriers to Entry: The Company is primarily focused on developing the Projects in locations with understanding of high barriers needed to cross prior to development, including a limited amount of dark sky locations and requirements of specialized expertise.
•	Scalable Platform: The Company plans to develop centralized technology and management systems across its portfolio, including astronomy apps and booking systems.

The Quantum Space Fund's management team combines unique domain expertise in technology- enabled hospitality, world-class construction capabilities, and proven investor relations. This complementary skill set, backed by institutional service providers, positions the fund to execute its vision of creating the premier luxury stargazing resort portfolio while delivering superior returns to investors.

TARGET AUDIENCE

Millennials & Gen Z: These generations prioritize experience like travel and personal growth over material possessions and are representing a larger portion of the glamping market.

Affluent Families: They seek premium craftsmanship and seamless, efficient service that respects their time and privacy. Such families are often willing to pay premium for unique experiences, such as glamping.

COMPELLING MARKET

The stargazing glamping market combines the rising popularity of glamping with a growing interest in astrotourism and night sky observation. Travelers are prioritizing unique experiences over traditional adventures and many participants are increasing the demand for eco-friendly practices.

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Glamping Market Explosion1

•	The global glamping market size was estimated at USD 3.45 billion in 2024 and is projected to reach USD 6.18 billion by 2030, growing at a CAGR of 10.3% from 2025 to 2030. This growth is primarily driven by the increasing demand for luxury outdoor experiences that combine the appeal of nature with modern comforts, particularly among millennials and eco-conscious travelers. The U.S. glamping market is expected to grow at a CAGR of 12.8% from 2025 to 2030.
•	Direct bookings account for 55% of glamping reservations

Dark Sky Tourism Surge2

•	62% of travelers planning stargazing trips - #1 travel trend for 2025 per Booking.com
•	Northern lights tourism alone valued at $834.5 million in 2023
•	Dark Sky certified locations see 30-40% increase in tourist footfall
•	Chile's Atacama Desert saw 327% year-on-year growth through dark sky tourism

National Parks Boom: National Park visits reached a record 331.9 million in 2024. 55% of parks experienced above-average traffic in shoulder seasons (February-June and October-December). Parks generated $55.6 billion in economic activity in 2023 (2024 full-year data pending; this is the latest NPS report, showing a ~$10B YoY increase—projected to exceed $60B for 2024 based on visitation trends). The average visitor spent approximately $81 per visit in 2023 (total $26.4B spending across 325M visits; $630 may reflect per-household or multi-day trip averages—suggest clarifying as "per trip" if applicable, or updating to NPS's $81 direct spend figure).3

Strategic Market Position

The Fund targets the intersection of luxury hospitality and astronomical tourism, a niche market with significant barriers to entry including specialized knowledge, dark sky locations, and substantial capital requirements. Our first mover advantage positions us to secure the most desirable locations near National Parks with over one million annual visitors.

MARKETING STRATEGIES

The Company plans to employ a comprehensive and strategic marketing plan to effectively reach our target market. Our dynamic approach to position as the premier investment opportunity may include:

Brand Positioning: The Company intends to build itself as a definitive brand in luxury astrotourism.

Digital & Social Media Marketing Platforms: The Company intends for digital platform and daily posts, outreach or recording on social activations, including Instagram, LinkedIn, TikTok and YouTube. The focus is using target search words such as “glamping investment,” REIT alternative,” or “astrotourism.”

1 Source: https://www.grandviewresearch.com/industry-analysis/glamping-market

2 Sources: https://www.visitdarkskies.com/blog/2025/2/19/why-do-62-of-travelers-say-they-plan-to-travel-for-stargazing-making-it-trend-no1-in-the-2025-bookingcom-travel-predictions

https://www.grandviewresearch.com/industry-analysis/northern-lights-tourism-market-report

https://www.equentis.com/blog/astrotourism-a-multi-billion-dollar-opportunity-in-the-night-sky/

https://www.quasarex.com/blog/stargazing-in-chile-atacama-desert

3 Sources: https://www.nps.gov/subjects/socialscience/visitor-use-statistics-dashboard.htm

https://www.nationalparkstraveler.org/2025/03/national-park-service-quiet-about-record-2024-visitation

https://www.nps.gov/subjects/socialscience/vse.htm

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Traditional Marketing: The Company plans print ads in Astronomy Magazine and National Geographic, NPR sponsorships in target markets and presence at an estimated twelve (12) trade shows/conferences annually.

Strategic Partnerships: The Company intends to develop direct relationships with Dark Sky International, national park associations, astronomy clubs and observatories, outdoor recreation retailers (i.e. REI, Patagonia), and travel agencies specializing in eco-tourism.

VENDORS

•	Architect: The Company plans to involve professionals with vision planning and architectural design services to include initial feasibility and pre-design exercises incorporating a luxury hospitality resort that integrates immersive and experiential architecture with incredible night sky. The Company has currently engaged firm Olson Kundig.

INSURANCE

The Company currently has asset manager’s liability coverage, providing $1M in Directors & Officers (D&O) coverage, along with related protections.

General Liability Insurance

General liability is a fundamental part of any lodging insurance premiums. The Company’s plans for a policy to protect it against lawsuits from third parties, such as guests and visitors, who suffer a bodily injury or property damage on our premises.

Property and Commercial Insurance

Lodging businesses have significant assets that need construction and property insurance to protect from events like fires, theft, and natural disasters. The Company’s plans to secure each Project individually upon acquisition and prior to breaking ground.

CASH FLOW

The attainment of net profits by the Company will be primarily dependent upon the Company (i) identifying and locating real property available for purchase which is suitable for the development of stargazing glamping sites; (ii) acquiring the real property via purchase; (iii) receiving all licenses, certifications and approvals required for the development of a stargazing site on the acquired real property; and (iv) successfully developing glamping resort sites.

In addition, to the property acquisition and development uses detailed above, the Company will be:

(i)	developing accommodation booking services, including:

•	Technology Platform: Implement comprehensive property management system integrated with major online travel agencies
•	Direct Booking Engine: Custom-built website with real-time availability, dynamic pricing, and package creation capabilities
•	Distribution Strategy: 60% direct bookings, 30% OTA channels, 10% travel advisors/concierge services
•	Revenue Management: Implement dynamic pricing software targeting $500-750 ADR with 75% annual occupancy

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(ii)	engaging in and providing astronomy experiences, such as:

•	Equipment: Research-grade telescopes with astrophotography capabilities, observatory-quality binoculars, and imaging systems
•	Programming: Nightly stargazing sessions, monthly celestial events calendar, visiting astronomer lecture series
•	Technology Integration: Mobile app with AR constellation identification, real-time satellite tracking, personalized observation logs
•	Staffing: Certified astronomy educators and International Dark-Sky Association trained guides

(iii)	developing on-site dining and catering options, including:

•	Culinary Program: Farm-to-table restaurant with 50-75 seats, sourcing from local farms within 50-mile radius
•	Service Models: All-day dining, in-unit delivery, observatory deck cocktails, evening snack programs
•	Supply Chain: Large-scale food distributor for dry goods, local farm cooperatives for produce and proteins
•	Specialty Offerings: Constellation-themed tasting menus, wine pairings, astronomy-inspired desserts

(iv)	creating retail and merchandise items, including:
•	Product Lines
o	Astronomy equipment including telescopes, binoculars, and educational materials
o	Branded resort merchandise and apparel
o	Local artisan goods and geological specimens
•	Production: Custom merchandise vendors for soft goods, local artisans for specialty items
•	Distribution: On-site boutique, e-commerce platform, third-party fulfillment for online orders

(v)	accommodating corporate retreats and special occasions, details and availabilities including:
•	Facilities: 2,500 sq ft event pavilion with retractable roof, executive boardroom with presentation technology
•	Packages: Team-building astronomy challenges, executive retreats, STEM education programs, destination weddings
•	Target Markets: Fortune 500 companies, technology firms, astronomy clubs, special occasion celebrations
•	Capacity: Events ranging from 10-150 guests with full-service catering and AV support

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(vi)	forming membership programs, focused on:
•	Structure: Multi-tier membership program with annual fees
•	Benefits: Priority booking windows, member discount rates, exclusive celestial event access, telescope time reservations
•	Technology: CRM system for member management and engagement tracking
•	Community Building: Mobile app with social features, annual member events, citizen science participation opportunities

Accordingly, there is no assurance that any or all of these investment objectives will be attained (see “Risk Factors”).

STARGAZER MEMBERSHIP PROGRAM

The Company plans for a tiered loyalty membership program based on consumer spending through or engagement to glamping resort sites, providing rewards, discounts and special incentives to customers in exchange for their repeat business.

•	Tier Structure: Explorer ($0-$999 annual spend), Navigator ($1000-$4,999 annual spend), Astronomer ($5,000-$14,999 annual spend), Cosmos Club ($15,000+ annual spend)
•	Membership Program participants receive points for dollars spent on accommodations, dining, retail and activities. Points are redeemable for free nights, upgrades and numerous experiences.
•	Membership Program participants may receive graduated levels of benefits including priority booking, rate discounts, and exclusive experiences

The Stargazer Membership Program is designed to increase repeat visitation and a higher annual spend per visitor. A customer’s earned benefits will be valid across all active Quantum properties. The Company plans to launch the Stargazer Membership Program when the first Project opens, providing central management from the corporate office.

EXIT STRATEGY

The primary exit strategy focuses on positioning Quantum for acquisition. Alternative exit strategies have also been considered to ensure flexibility and maximize shareholder value:

1.	Initial Public Offering (IPO): As Quantum grows and establishes a strong market presence, it may consider entering the public markets. This would provide liquidity and access to capital markets for future growth.
2.	Strategic Partnership or Joint Venture: Forming a strategic alliance with a complementary business could create synergies and potentially lead to a full merger or acquisition in the future.
3.	Private Equity Sale: Selling to a hospitality REIT or private equity firm could provide an infusion of capital and expertise to drive further growth and expansion.

FUTURE PLANS - ADDITIONAL PLANNED COMMUNITIES

Quantum will continue to monitor demographic trends, technological advancements, and shifts in consumer preferences. We plan to invest in market research, collaborate with industry experts, and maintain open lines of communication with our residents to gather feedback and insights. This proactive approach may allow us to anticipate and respond to changing market dynamics.

Separate Regulation D Offering

Simultaneously, Quantum Space will conduct a concurrent offering pursuant to Rule 506(c) of Regulation D, exclusively available to accredited individual investors and qualified institutions. This offering is being conducted pursuant to Regulation A, Tier 2. Certain investors, including those who meet the definition of accredited investor under Rule 501(a) of Regulation D, may also be offered securities under Rule 506(b) or 506(c) of Regulation D. The Company will maintain separate investor pools for each offering and will ensure compliance with the applicable rules for each offering to avoid integration.

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No Bankruptcy or Receivership Proceedings

The Company has not been part of any bankruptcy, receivership, or similar proceedings.

No Legal Proceedings Material to Fund

The Company is not part of any legal proceedings, including proceedings that are material to the business or the financial condition of the Fund.

AFFILIATES

The following entities are affiliated with the Company, and are owned and managed by the Officers of the Company ("Affiliates"):

1.	Calvanta, LLC. Calvanta, LLC is the parent company and principal owner of all Affiliates and is 100% owned and operated by Lucas Entler, principal and CEO of Quantum Space Fund, LLC.

2.	Quantum Space GP Holdings, LLC. Quantum Space GP Holdings, LLC is the founder and Manager of the Company, and is owned 100% by Calvanta, LLC.

3.	Quantum Space Holdings Manager, LLC. Quantum Space Holdings Manager, LLC is the manager of the Quantum Space GP Holdings, LLC, the Manager of Quantum Space Fund, and is 100% owned by and managed by Calvanta, LLC.

4.	Quantum Space Founders Club, LLC. Quantum Space Founders Club, LLC is the Sponsor and founder of Quantum Space Fund, LLC, and is 100% owned by and managed by Calvanta, LLC.

CONFLICTS OF INTEREST

The following transactions may result in a conflict between the interests of an Investor and those of the Manager or its Affiliates:

1.	The terms of the Company’s Operating Agreement (including the Manager’s rights and obligations and the compensation payable to the Manager and its Affiliates) were not negotiated at arm’s length;

2.	The Members may only remove the Manager for “good cause” following the two-thirds (2/3) vote of all Class B, Class C and Class D Members. Unsatisfactory financial performance does not constitute “good cause” under the Operating Agreement, attached hereto as Exhibit 3;

3.	Quantum Space GP Holdings, LLC, as Manager of Company, will receive compensation for its services pursuant to the “Manager Fee Schedule” (below) and may be paid a greater amount than the fee listed. The potential conflict is mitigated by limiting any such greater amounts to what is reasonable and not in excess of the customary management fees which would be paid to an independent third party in connection with the development and management of such real estate.

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Pursuant to the Operating Agreement, the resolution of any conflict of interest by the Manager shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

A manager of a Nevada limited liability company may be accountable to the Company as a fiduciary and consequently must exercise good faith and integrity in handling the Company's affairs. This is a rapidly developing and changing area of the law and Investors who have questions concerning the duties of the Manager relative to the Company and its Members should consult with their legal counsel.

Exculpation. The Manager may not be liable to the Company or its Members for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Company's Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would absent the limitation in the Operating Agreement. Further, disputes regarding the operation of the Company shall be subject to binding arbitration as set forth in the Operating Agreement.

Indemnification. The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with third parties on behalf of the Company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable.

Pursuant to the Operating Agreement, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under Nevada law or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) other than the duties of good faith and fair dealing Members to the Company, or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any property.

The Company intends to begin building its real property asset portfolio using the Proceeds of this Offering as soon as the funds are released from escrow. The Company will seek to develop high quality stargazing glamping projects with the intention of providing participating investors with a real estate, outdoor hospitality, and astrotourism focused investment opportunity that combines income, principal investment growth, and elements of capital preservation.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The Company's first 12 months plan of operations will entail acquiring real properties primarily in the form of previous camping site developed land parcels or substantially undeveloped land plots, and developing stargazing glamping sites on the acquired real property, starting as soon as the Minimum Investment Amount is reached. As the parcels are acquired and development process begins, the Company plans to use its best efforts to launch operations of the first individual Project, including major media placements and pre-bookings of the first Project.

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our commercialization and development efforts, actual needs with respect to property selection due diligence efforts, Project development, market conditions, and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes which may ensue. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or additional properties. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our Manager regarding the application of the proceeds.

MANAGER AND SIGNIFICANT EMPLOYEES OF THE COMPANY

Manager Entity: Quantum Space GP Holdings, LLC

Name	Position	Age	Term of Office	Approximate Hours per week
Lucas Entler	Principal	21	August 2025 - present	Full-time (40 hrs/wk)

Fund: Quantum Space Fund, LLC

Name	Position	Age	Term of Office	Approximate Hours per week
Lucas Entler	Founder, CEO	21	August 2025 -present	Full-time (40 hrs/wk)
Mark Caspers	Head of Construction & Development	62	August 2025 - present	Full-time (40 hrs/wk)
Shannon Ritch	Head of Investor Relations	55	August 2025 - present	Full-time (40 hrs/wk)

Business Experience

Lucas Entler, Found and Principal of the Manager: Lucas Entler is Founder and Managing Principal of Quantum Space Fund, LLC. He is an active real estate investor and hospitality operator, owning and managing multiple short-term rental properties in Scottsdale, Arizona. Through Calvanta LLC, his technology company, Lucas developed and deployed property management systems that power his portfolio, including dynamic pricing, multi-channel distribution management, and automated guest experience delivery.

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Lucas is a member of the Urban Land Institute (ULI) and the Fountain Hills Dark Sky Association, reflecting his commitment to responsible real estate development and dark sky preservation—directly aligned with Quantum Space Fund's astrotourism mission.

Lucas's ability to identify emerging market opportunities and execute on strategic vision is demonstrated by the world-class leadership team he has assembled for Quantum Space Fund. After an extensive recruitment process, he brought on Mark Caspers as Head of Construction & Development—a construction executive whose career encompasses over $40 billion in projects directly built, with exponentially more under his oversight. Mark served as CEO of multiple construction companies wholly owned by Perini Corporation and as a board member of a publicly traded construction company. His Las Vegas portfolio includes Paris Las Vegas, Luxor Hotel and Casino, Encore at Wynn Las Vegas, and CityCenter—the largest project in Las Vegas history at $15 billion—representing the majority of casino properties built on the Las Vegas Strip through 2014.

Lucas also recruited Shannon Ritch as Head of Investor Relations, a legendary mixed martial artist with over 200 professional fights (the most in MMA history) who has starred in 29 films and brings extensive networks across sports, entertainment, hospitality, and business.

Lucas's operational foundation stems from direct ownership and management of hospitality assets, development and deployment of proprietary technology systems, and the demonstrated ability to structure sophisticated capital raises and recruit executives who have operated at the highest levels of their respective industries.

Mark Caspers, Head of Construction & Development: Mark is a Las Vegas based construction executive, with over 30 years of experience in resort development and hospitality construction, whose portfolio includes some of the most iconic hospitality and entertainment projects in the American Southwest. Previous completed projects total over $5 billion in value. His expertise in large-scale development and sustainable construction practices brings institutional-quality execution to the Quantum Space Fund.

Mark's construction of the Cosmopolitan Las Vegas earned multiple awards for innovative design and construction techniques. His work on sustainable tourism projects has been recognized by environmental organizations for minimal impact development in sensitive ecosystems.

Mark will be overseeing dark sky conversions and observatory construction.

Shannon Ritch, Head of Investor Relations: Shannon brings a unique combination of investor relations expertise, military leadership, and community building skills to the Quantum Space Fund. As a decorated veteran and former professional MMA fighter, Shannon has built an extensive network and reputation for integrity and execution. He has a background in capital raising and investor communications for growth companies, including developing investor community platforms for ongoing engagement, creating loyalty programs for repeat guests across properties, building partnerships with astronomy and outdoor recreation organizations, establishing veteran hiring initiatives across a portfolio and managing investor communications and quarterly reporting.

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Nature of Family Relationship

There are no family relationships within the Company, the Manager or the Affiliates.

No Bankruptcy, Investigations, or Criminal Proceedings

None of the Company’s Officers have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Officer, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

Bad Actor Disclosure

The Company is not subject to bad actor disqualifications under any relevant U.S. securities laws including those specified in 17 CFR 230.506(d).

COMPENSATION THE MANAGER

The Manager entity will receive fees for the operation of the Company, as described below. The members of the Manager will then be compensated through the Manager entity.

Manager Fee Schedule

The Manager shall be reimbursed by the Company for all expenses, fees, or costs incurred on behalf of the Company, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, out of pocket costs of reporting to any governmental agencies, insurance premiums, travel, costs of evaluating investments and other costs and expenses.

Management Fee	Management Fee a fee paid to Manager by Company for fulfilling management and administration duties required to effectuate improvement(s) of Company Project. For years 1-3, the Company shall pay to the Manager a fee equal to one and one-half percent (1.5%) of Gross Revenues. For years 4-7, the Company shall pay to the Manager a fee equal to one percent (1.0%) of Gross Revenues. This fee shall be payable in twelve (12) payments due to the Manager at the end of each month and calculated based on the Gross Revenues for the previous month. If after the annual accounting, the Management Fees that were paid to the Manager over the Fiscal Year are in excess of the amount actually owed to the Manager over the Fiscal Year, the Manager will have the option between (1) paying the Company the difference in dollars over one payment; or, (2) deducting the difference from the monthly Management Fee payments to Manager until the difference balance is zero.

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Asset Acquisition Fee

Asset Acquisition Fee means a fee paid to Manager by Company following the purchase of a Property on behalf of the Company. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to one percent (1.0%) of the book value of the Property acquired by the Company payable to the Manager after the closing and settlement of the respective Company asset acquisition.

Development Fee

Development Fee means a fee paid to Manager by Company for fulfilling management and administration duties required to effectuate improvement(s) of Company Projects. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to four percent (4.0%) of the total project expenses attributable to the improvement of a Company Project payable to the Manager monthly during the phase of the Company’s Project ground up development plans.

Construction Management Fee

Construction Management Fee means a fee paid to Manager by Company for fulfilling management and administration duties required to effectuate improvement(s) of Company Projects. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to five percent (5.0%) of the hard costs attributable to constructing of a Company Project payable to the Manager at the completion of the Company’s Project ground up development plans.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting Units beneficially owned by (i) each person known by the Company to own beneficially more than 10% of the Company’s Units, (ii) each person who is a Manager of the Company, (iii) all persons as a group who are Managers and/or Officers of the Company, and as to the percentage of the outstanding Units held by them on such dates and as adjusted to give effect to this Offering.

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As of the date of this Offering there are no option agreements in place providing for the purchase of the Company’s Units.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class A Units	Quantum Space GP Holdings, LLC 10869 N. Scottsdale Rd Suite 103 #150 Scottsdale, AZ 85254	1,000 Units	-	100%
Class B Units	Quantum Space Founders Club, LLC 10869 N. Scottsdale Rd Suite 103 #150 Scottsdale, AZ 85254	1,000 Units	-	100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two fiscal years.

FEDERAL TAX TREATMENT

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

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Prospective Investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General Partnership Discussion.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

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Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be affected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

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Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

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Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

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2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are equity interests in Quantum Space Fund, LLC. The equity interests are in the form of Class C LLC membership interests represented by Class C Units. To determine the percentage of ownership in the Company, the LLC membership interests are denominated into Units, with a ratio whereby the number of Units owned by Investor is divided by total number of outstanding Units. Each Class C Unit is offered by the Company at one U.S. dollars ($50.00) per Class C Unit.

By purchasing Class C Units through this Offering, an Investor will become a Member of the Company and will be granted rights as stated below.*

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Membership in the Company, please see Exhibit 3, “Operating Agreement.” All capitalizations in this section are defined in Article I of the Operating Agreement and all references to Sections or Articles relate to the applicable Section or Article in the Operating Agreement.

The business and affairs of the Company shall be managed, operated and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval or knowledge of the Members. All decisions of the Company shall be made by the Manager.

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The Company does not currently own any assets and lacks an operating history; therefore, any estimates of its future economic performance are speculative. However, it is the Company’s desire to pay a preferred return (the “Class C Preferred Return”) to holders of the Class C Units in accordance with their capital contribution to the Company. The Class C Preferred Return is not intended as a projection but a contractual obligation of the Company to the holders of Class C Units. The Class C Preferred Return is not intended as an assessment or projection of the Company’s future economic performance, nor should it be construed as such by prospective Investors.

The Company cannot guarantee to Investors that it will generate sufficient cash in order to pay any distributions. In the event of downturns in the Company’s operating results, unanticipated capital improvements to its properties, cash on hand, or other factors, the Company may be unable, or the Manager may decide not to pay distributions, including the Class C Preferred Return, to its Members for any one or more annual period.

The Operating Agreement for the Company defines the Class C Preferred Return for Class C Members in Article I as “prorated, non-compounded per annum internal rate of return of ten percent (10%)” on the Member’s respective Capital Contribution. The Class C Preferred Return is cumulative, meaning that if the Class C Preferred Return is not paid in full in any annual period, the amount of the Class C Preferred Return that was not paid in such annual period shall carry forward to the next annual period until paid in full. The Class C Preferred Return will begin to accrue six months (6) months after the date the Initial Closing.

DISTRIBUTION RIGHTS

Distributions of Distributable Cash, if any, shall be determined and issued in Manager’s sole and unreviewable discretion. The Company shall strive to make distributions on a monthly basis. To receive return of Capital Contribution to the contributor, all distributions of Distributable Cash shall be distributed as follows (i) first, one hundred percent (100%) of Distributable Cash shall be paid to Class C Members and Class D Members until they receive an amount equal to a prorated, non-compounded per annum IRR of ten percent (10.0%) on their respective Capital Contribution (the “Class C Preferred Return” and “Class D Preferred Return”); (ii) second, after the Class C Members have received their Class C Preferred Return and Class D Members have received their Class D Preferred Return for the specific year in its totality, fifty percent (50%) of Distributable Cash shall be paid to the Class C Members as a return of Capital Contributions and fifty percent (50%) of Distributable Cash shall be paid to the Class D Members as a return of Capital Contributions; and (iii) lastly, after all Capital Contributions are returned to Class C Members and to Class D Members through Distributable Cash and their respective Unrecovered Capital Contribution account balances are zero, Class A Members will receive ten percent (10%) of, Class B Members will receive ten percent (10%) of, Class C Members will receive forty percent (40%) of and Class D Members will receive forty percent (40%) of any further Distributable Cash for the remaining life of the Company payable in amounts and at times that are at the sole discretion of Manager.

Distributions of Distributable Cash if any, shall be determined in Manager’s sole discretion. The Company shall strive to make distributions on an annual basis.

No Member, regardless of the nature of the Member’s Capital Contribution, has any right to demand and receive any distribution from the Company in any form other than cash. No Member may be compelled to accept a distribution of any asset in kind. The Manager may, with the consent of the Member receiving the distribution, distribute specific property or assets of the Company to one or more Members.

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VOTING RIGHTS

Except as may otherwise be provided in the Company’s Operating Agreement, the Act or the Articles of Organization, each of the Class C Members waives his or its right to vote on any matters other matters that cannot be waived under the Act. A vote of Members holding not less than two-thirds (2/3) of all Class B, Class C, and Class D Interests is required to (1) remove the Manager for Cause (see the definition of “Cause” in Section 5.11 of Exhibit 3, the Operating Agreement), (2) approve any loan to any Managers, (3) terminate the Company if no new CEO is appointed within 90 days of Manager removal due to death or incompetence of Lucas Entler, (4) amend the Agreement in such a way that would result in a change to the Preferred Allocation set forth in the Agreement, (5) authorize sale, lease or exchange of all of the property or assets of the Company or (5) dissolution of the Company.

The affirmative vote of seventy-five percent (75%) of all Members shall be required to: (1) authorize an act that is outside of the ordinary course of business of the Company set forth in Section 2.2 of the Operating Agreement and (2) to amend the Articles of Organization or make substantive amendments the Operating Agreement.

LIQUIDATION RIGHTS

Upon liquidation of the Company, distributions shall be remitted to the Members to the extent and in proportion with their aggregate Capital Contributions until the aggregate amount distributed to such Members in accordance with Section 11.2 of the Operating Agreement is sufficient to provide for a return of such Members’ Capital Contributions by the Company. After all Capital Contributions have been returned to the Members, any remaining funds shall be distributed as set forth in Distribution Rights above.

NO PREEMPTIVE RIGHTS

Class C Members have no preemptive rights to Company securities made through future offerings.

NO CONVERSION RIGHTS

Class C Members have no conversion rights.

WITHDRAWAL AND VOLUNTARY REDEMPTION

No Class C or Class D Member may have the right to voluntarily or involuntarily withdraw, resign, or otherwise disassociate (a “Withdrawal” or to “Withdraw”) or request to redeem and receive a return of its Unreturned Capital Contributions and any unpaid distributions from the Company (a “Voluntary Redemption” or to “Voluntarily Redeem”) for a period of six (6) months from the Unit Issue Date (the “Lock-up Period”) applicable to said Class C Member or Class D Member except on the prior written consent of the Manager, which may be withheld, conditioned or delayed in Manger’s sole discretion.

During the Lock-Up Period, Class C Members and Class D Members may not submit Redemption Requests, defined below, and the Manager will not accept or approve Redemption Requests, except in cases of (i) death of the Member, (ii) legal disability as defined in Internal Revenue Code Section 22(e)(3), or (iii) court order requiring redemption. The Company shall honor redemptions in these exceptional cases at the applicable Redemption Price, defined below, within thirty (30) days of receipt of appropriate documentation.

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Redemption Request Rights. Following expiration of the Lock-Up Period for a Class C and Class D Member's Units, a Class C or Class D Member (“Redeeming Member”) shall have the right to submit a written notice to the Manager (the “Redemption Request”) at any time thereafter to Withdraw and for the Company to Voluntarily Redeem said Member’s Units up to one hundred percent (100%) of the then outstanding and Unreturned Capital Contribution amount held by the Redeeming Member at the time of request. The Redemption Request shall specify the amount of Capital Contribution to be Voluntarily Redeemed (“Request Amount”), provided, however, that for the avoidance of doubt, a Member may only request the redemption of Capital Contributions that have been provided for longer than the Lock-up Period. The Request Amounts shall in no case be less than one hundred percent (100%) of the Member’s then Unreturned Capital Contribution at the time of the request. The Redemption Request shall be effective on the end of business of the day after said Redemption Request is actually received by the Company.

Upon receipt of a valid Redemption Request, the Manager shall approve or deny the request within thirty (30) days and provide the Redeeming Member with a redemption decision (the “Redemption Notice”). If approved, the Redemption Price shall be paid within thirty (30) calendar days of delivery of the Redemption Notice to the Member (the “Closing Date”). The Redemption Notice will state the Closing Date. The Manager shall have the right to redeem all of a Member’s Class C Units or Class D Units, as applicable, at any time by payment of Unreturned Capital Contribution and any accrued but unpaid preferred return applicable and the Redemption Notice shall specify the number of Units Voluntarily Redeemed (“Redemption Units”). The Company shall calculate and document the Redemption Price and provide it to the Member with the Redemption Notice.

Redemption Price. The “Redemption Price” shall be equal to the sum of the Member's Unreturned Capital Contributions balance and accrued preferred return distributions. The Redemption Price shall be up to one hundred percent (100%) of the Unreturned Capital Contributions balance. The Redeeming Members shall be entitled to any Class C Preferred Return or Class D Preferred Return distribution payable to such Member through the end of month prior to the date of the Redemption Request.

Redemption Reserve; Sufficient Cash Available for Redemption. The Company shall maintain a separate account to fund redemption requests (the “Redemption Reserve”). Funds will be continuously inserted into the Redemption Reserve from Gross Revenues and strictly at the discretion of the Manager. The target level of the available and accessible Redemption Reserve shall be five percent (5%) of aggregate Capital Contributions from Class C Members and Class D Members, with a minimum cash available for redemption level of two hundred fifty thousand U.S. dollars ($250,000) and a maximum cash available for redemption level of seven and one-half percent (7.5%) of aggregate Capital Contributions (“Cash Available for Redemption”).The Manager may deny or defer redemption requests if approval would reduce available cash below the Cash Available for Redemption. Notwithstanding anything contained herein to the contrary, the Company’s ability to meet Redemption Requests is wholly contingent upon the sufficiency and availability of Cash Available for Redemption and the acceptance of a Redemption Request, in part or in whole, shall be subject to Manager’s sole and absolute discretion. The Manager may fulfill a Redemption Request and pay the Redemption Price in one payment. The Redemption Price shall be determined at the time the Redemption Request is received by the Manager and shall be determined at the sole discretion of the Manager.

Material Adverse Effect. The Manager may defer redemption payments if the Company is experiencing a Material Adverse Effect. Such events include market declines, force majeure events, operational impairment of resorts, insufficient liquid assets, or regulatory restrictions. Redemption payments may be deferred during a Material Adverse Effect. Upon the Manager’s determination that a Material Adverse Effect occurs, the Manager shall provide an individual written notice to each affected Redeeming Member, specifying the nature of the event and a Closing Date extension (“MAE Notice”). The Company intends to accept redemption requests when practicable but Members acknowledge that: (i) redemption rights could be limited and subject to Material Adverse Effect restrictions; (ii) the Manager retains discretion to approve or deny redemptions; (iii) redemptions depend on available Gross Revenue from operations; (iv) the Company may lack sufficient Cash Available for Redemption to accept all redemption requests simultaneously; and (v) Redeeming Members should assume capital will not be accessible for at least six (6) months thereafter, and potentially longer, if Material Adverse Effects occur.

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Redemption Requests Terms. Closing on the redemption of Redemption Units may only occur after the Unreturned Capital Contribution balance is zero and the unpaid, accrued preferred return amounts are paid. After delivery of the Redemption Notice to the Member, the Company shall tender cash or other readily available funds to the Redemption Members in payment of the Redemption Price for the Request Amount. Upon receipt by each Redeeming Member of the Redemption Price due to said Member for said Member's Request Amount, said Redeeming Member shall promptly execute and deliver any documents of transfer requested by the Company to evidence such redemption. The Company may assess a reasonable processing fee (the “Processing Fee”) per Redemption Request. The Company may, in its discretion, assess this Processing Fee against the Redemption Price calculated for the Redeeming Member. Notwithstanding Section 11.1 of the Operating Agreement, or anything else herein, to the contrary, the Redeeming Member is not eligible to receive distributions (made pursuant to Section 11.1 of the Operating Agreement or otherwise) on Redemption Units in the month in which said Member has been Voluntarily Redeemed for said Redemption Units. Upon the receipt of a Redemption Request by the Manager, Member forfeits any distribution that would otherwise be owed to Member for the month the Redemption Request was made. For example, if a Redemption Request was received on February 19, the Member will only be entitled to the distribution owed to Member up to January 31 and Member would forfeit any distribution owed to Member for February and additional distributions that would be ongoing determined. After the Manager has approved a Redemption Request and submitted a Redemption Notice to the Redeeming Member, the Redeeming Member shall retain all membership rights including liquidation rights, with the exception of Section 11.1 of the Operating Agreement, until payment of the Redemption Price is received in full. In the event the Redemption Request for the Redeeming is approved, once the Unreturned Capital Contribution balance is zero and the accrued, unpaid preferred return distributions are fully paid for by the Company, the Redeeming Member will no longer be a Member of the Company.

ERISA REDEMPTIONS

The Manager shall only accept Capital Contributions from an ERISA Investor and issue Units in exchange thereof (and admit said ERISA Investor as a Member if applicable) if, after said issuance, the Units held by ERISA Investors, collectively, would be less than twenty five percent (25%) of the Units then outstanding. At all times, the number of Units held by ERISA Investors shall be less than twenty-five percent (25%) of all Units then outstanding. This limitation shall be referred to as the “ERISA Investor Restriction.” If as a result of a Member Withdrawal, redemption or otherwise or issuance of additional Units, the Company violates or will violate the ERISA Investor Restriction, the Manager has the right, exercisable in its sole discretion, to cause the Company to redeem outstanding Units that are then held by ERISA Investors, on a pro rata basis, as is or may be necessary to ensure that the Company does not violate the ERISA Investor Restriction.

SINKING FUND PROVISIONS

See Redemption Reserve and Cash Available for Redemption defined above.

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NO LIABILITY TO FURTHER CALLS OR TO ASSESSMENT BY THE COMPANY

There is no liability to further calls or to assessment by the Company.

LIABILITIES OF THE MEMBERS UNDER THE OPERATING AGREEMENT AND STATE LAW

Except as expressly set forth in the Operating Agreement or required by law, no Member shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

RESTRICTIONS ON ALIENABILITY OF THE SECURITIES BEING OFFERED

No Class C Member may sell, exchange, transfer, assign, make a gift of, pledge, encumber, hypothecate or alienate (each a “Transfer”) his or its Interest in the Company to any Person, and no transferee of a Member’s Interest may be admitted as a Member, unless (i) Manager approves the transfer of the Interest and admission of the transferee as a Member in writing; such approval may withheld, conditioned or delayed in Manager’s sole and absolute discretion.

PROVISION DISCRIMINATING AGAINST ANY EXISTING OR PROSPECTIVE HOLDER OF UNITS AS A RESULT OF SUCH MEMBER OWNING A SUBSTANTIAL AMOUNT OF UNITS

There are no provisions discriminating against any existing or prospective holder of Units as a result of such Member owning a substantial amount of Units.

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Financial Statements and Report of
Independent Certified Public Accountants

Quantum Space Fund, LLC

August 4, 2025 to September 30, 2025

65

Quantum Space Fund, LLC

Table of Contents

Independent Auditor’s Report	1-2

Balance Sheet	3

Statement of Operations	4

Statement of Cash Flows	5

Statement of Members’ Equity	6

Notes to Financial Statements	7-8

Independent Auditor’s Report

To the Members of

Quantum Space Fund, LLC

Opinion

We have audited the accompanying financial statements of Quantum Space Fund, LLC (the “Company”), which comprise the balance sheets as of September 30, 2025, and the related statements of operations, changes in members' equity, and cash flow for the period from August 4, 2025 (inception) to September 30, 2025 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the related statements of operations, changes in members' equity, and cash flow for the period from August 4, 2025 (inception) to September 30, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

October 6, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

Quantum Space Fund, LLC
Balance Sheet
As of Sep 30, 2025

ASSETS
Current Assets
Cash	$2,000
Member receivables	2,000
TOTAL ASSETS	$4,000

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities
Total Current Liabilities	$-

Long Term Liabilities
Intercompany loan agreement	33,000

TOTAL LIABILITIES	$33,000

Members' Equity
Class A Units	$1,000
Class B Units	1,000
Members' Equity	(31,000)
TOTAL MEMBERS' EQUITY	(29,000)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$4,000

The accompanying notes are an integral part of this financial statement

Page | 3

Quantum Space Fund, LLC
Statement of Operations
For the period from August 4, 2025 to September 30, 2025

REVENUE
Total revenue	$-

EXPENSES	31,000
Total operating expenses	31,000

NET LOSS	$(31,000)

The accompanying notes are an integral part of this financial statement.

Page | 4

Quantum Space Fund, LLC
Statement of Cash Flows
For the period from August 4, 2025 to September 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Loss	$(31,000)
Net cash provided by operating activities	(31,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from intercompany loan agreement	33,000
Net cash provided by financing activities	33,000

NET INCREASE IN CASH	2,000

Cash at beginning of period	-
Cash at end of period	$2,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of Member receivables' in lieu of cash	$2,000

The accompanying notes are an integral part of this financial statement.

Page | 5

Quantum Space Fund, LLC
Statement of Members' Equity
For the period from August 4, 2025 to September 30, 2025

	Class A Units $0 Par Value	Class B Units $0 Par Value	Total Members' Equity

August 5, 2025	$-	$-	$-
Issuance of Class A Units	1,000	-	1,000
Issuance of Class B Units	-	1,000	1,000

Net income (loss)			(31,000)

September 30, 2025	$1,000	$1,000	$(29,000)

The accompanying notes are an integral part of this financial statement.

Page | 6

Quantum Space Fund, LLC
Notes to Financial Statements
August 4, 2025 to September 30, 2025

Note A – Nature of Business and Organization

Nature of Operations

Quantum Space Fund, LLC was organized in August 2025 as a Nevada Limited Liability Company to raise capital for the acquisition, development, and operation of real estate and hospitality projects.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Revenue Recognition

The Company recognizes revenue when earned and realizable in accordance with U.S. GAAP. The Company had no revenues for the period ended September 30, 2025, as operations are still in the capital raising and project acquisition stage.

Income Taxes

Quantum Space Funds, LLC with the consent of its members, has elected to be taxed as a partnership. In lieu of income taxes, the members of partnerships are taxed on their proportionate share of the Company's taxable income, Therefore, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Page | 7

Quantum Space Fund, LLC
Notes to Financial Statements
August 4, 2025 to September 30, 2025

Note D – Intercompany Loan Agreement

During the period, the Managing Member made an intercompany loan agreement with the Company for working capital requirements of $33,000. The loan is subordinate to any future claims of outside investors and creditors. The loan has no stated interest rate and is repayable the earlier of receipt of sufficient capital contributions or investments by borrower or a mutually agreed upon date.

Note E – Members’ Capital

Contributions

In accordance with Quantum Space Fund, LLC, if the Manager of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the members of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Manager in their sole and absolute discretion.

As of September 30, 2025, Quantum Space Fund, LLC has authorized 1,000 Class A Units with 1,000 issued and outstanding, 1,000 Class B Units with 1,000 issued and outstanding, and 1,500,000 Class C Units with 0 issued and outstanding, and Class D Units with 2,000,000 authorized and 0 issued (Reg D 506(c) at $50/unit). The 1,000 Class A and 1,000 Class B Units issued remained unpaid as of September 30, 2025. As such, the Company has recorded member receivables on the accompany balance sheet.

Voting Rights

Each Class A Unit shall be entitled to one (1) vote per Class A Unit on each matter to which the Class A Unitholders are entitled to vote under this Agreement, the Act or applicable law. Class B, Class C and Class D Unitholders shall not have any voting rights except as expressly set forth in the Operating Agreement or as otherwise required by the Act or applicable law.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the members pro rata in proportion to their ownership of the membership interest, as outlined in the Operating Agreement.

Distributions

Distributable cash from operations, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Managing Member. Class C and D unit holders will first receive their return of capital contributions, then their share of the distribution allocated prior to Class A and B receiving their distribution allocation. Members shall receive distributions at the same time without preference or priority of any single member, and distributed to the members after certain priority payments have been made, as outlined in the Operating Agreement.

Note F – Commitments and Contingencies

During the period the Company entered into an agreement with a broker dealer to assist with their fundraising efforts. The agreement requires an $8,000 initial payment and percentage of the gross proceeds depending on the type and amount of funds raised. The fees are graded between .75% and 5% of gross proceeds raised at different intervals in the fund raising process.

The Company entered into another vendor agreement for marketing services with initial payment of $8,000 and 3 monthly payments totaling $21,000 once ads are launched.

Note G – Subsequent Events

Management has evaluated subsequent events through October 6, 2025, the date the financial statements were available to be issued.

Page | 8

Exhibit Index

Exhibit 2: Articles of Organization

Exhibit 3: LLC Operating Agreement

Exhibit 4: Form of Subscription Agreement

Exhibit 8: Form of Escrow Agreement

Exhibit 11: Accountant’s Consent

Exhibit 12: Attorney Letter Certifying Legality

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Signature Page

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on December 5, 2025.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Quantum Space Fund, LLC

10869 N. Scottsdale Rd., Suite 103#150

Scottsdale, AZ 85254

Signed by Quantum Space Fund GP Holdings, LLC, its Manager

By: /s/ Lucas Entler

Name: Lucas Entler

Title: Principal of the Manager

Date: December 5, 2025

Location signed: Scottsdale, AZ

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

By: /s/ Lucas Entler

Name: Lucas Entler

Title: Principal of Quantum Space Fund GP Holdings, LLC and acting in the capacity of Chief Executive Officer of the Company

Date: December 5, 2025

Location signed: Scottsdale, AZ

67